UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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QUIDEL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUIDEL CORPORATION

10165 McKellar Court

San Diego, CA 92121

(858) 552-1100

April 6, 2012

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders, which will be held on Tuesday, May 15, 2012, at 8:30 a.m., local time, at the La Costa Resort and Spa, 2100 Costa Del Mar Road, Carlsbad, California, 92009. At the Annual Meeting, you will be asked to consider and vote upon (i) the election of seven directors designated herein to the Board of Directors; (ii) the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm; (iii) advisory approval of the Company’s executive compensation as disclosed in these materials; (iv) an amendment and restatement of our 2010 Equity Incentive Plan to increase the authorized shares and approve certain other amendments; (v) an amendment and restatement of our 1983 Employee Stock Purchase Plan to increase the authorized shares; and (vi) such other business as may properly be presented at the Annual Meeting or any adjournments or postponements thereof.

Enclosed are the Notice of the Annual Meeting, the Proxy Statement and accompanying proxy card, and a copy of our Annual Report to Stockholders.

To assure your representation at the Annual Meeting, you are urged to vote on, date, sign and return the enclosed proxy card for which a prepaid, return envelope is provided. Your prompt response is helpful and appreciated.

Our Board of Directors and officers look forward to seeing you at the Annual Meeting.

Sincerely yours,

/s/ DOUGLAS C. BRYANT
Douglas C. Bryant
President and Chief Executive Officer
QUIDEL CORPORATION

QUIDEL CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 15, 2012

To Our Stockholders:

The Annual Meeting of Stockholders of Quidel Corporation will be held on Tuesday, May 15, 2012, at 8:30 a.m., local time, at the La Costa Resort and Spa, 2100 Costa Del Mar Road, Carlsbad, California, 92009, for the following purposes:

1. To elect seven directors designated herein to serve on the Board of Directors to hold office until the 2013 Annual Meeting of Stockholders and until their successors are elected and qualified;

2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012;

3. Advisory approval of the Company’s executive compensation;

4. To approve the amendment and restatement of the Quidel Corporation 2010 Equity Incentive Plan to increase the authorized shares and approve certain other amendments;

5. To approve the amendment and restatement of the Quidel Corporation 1983 Employee Stock Purchase Plan to increase the authorized shares; and

6. To transact such other business as may properly be presented at the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 20, 2012 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors of Quidel Corporation unanimously recommends that the stockholders vote FOR the seven nominees for the Board of Directors named in the accompanying Proxy Statement; FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm; FOR the approval of the Company’s executive compensation; FOR the amendment and restatement of the 2010 Equity Incentive Plan to increase authorized shares and approve certain other amendments; and FOR the amendment and restatement of the 1983 Employee Stock Purchase Plan to increase authorized shares.

All stockholders are cordially invited to attend the Annual Meeting. You are urged to sign, date and otherwise complete the enclosed proxy card and return it promptly in the enclosed envelope whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting and wish to do so, you may vote your shares in person even if you have signed and returned your proxy card.

By Order of the Board of Directors,

/s/ DOUGLAS C. BRYANT
Douglas C. Bryant
President and Chief Executive Officer

San Diego, California

April 6, 2012

i

QUIDEL CORPORATION

Principal Executive Offices

10165 McKellar Court

San Diego, California 92121

(858) 552-1100

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 15, 2012

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Quidel Corporation for use at the 2012 Annual Meeting of Stockholders to be held on Tuesday, May 15, 2012, at 8:30 a.m., local time, at the La Costa Resort and Spa, 2100 Costa Del Mar Road, Carlsbad, California, 92009, and at any and all adjournments and postponements of the Annual Meeting. This Proxy Statement and the accompanying proxy card will first be sent to stockholders on or about April 6, 2012.

We will pay the expenses in connection with this solicitation. Our employees may solicit proxies by mail, in person, by telephone, facsimile or other electronic means and will not receive any additional compensation for such solicitations. In addition, we have engaged InvestorCom, Inc. to aid in the solicitation of proxies to be voted at the Annual Meeting at an estimated cost of $6,000 plus out-of-pocket expenses. We will also pay brokers or other nominees for the expenses of forwarding soliciting material to beneficial owners.

RECORD DATE AND VOTING

The close of business on March 20, 2012 has been fixed as the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, 33,085,745 shares of our voting common stock were outstanding. Each share of such common stock is entitled to one vote on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting. A quorum is required to transact business at the Annual Meeting. The holders of a majority of the outstanding shares of common stock on the Record Date and entitled to be voted at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments and postponements thereof. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business.

Where a stockholder has directed how his or her proxy is to be voted, it will be voted according to the stockholder’s directions. If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and this proxy and the related materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder regarding how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If a proposal is routine, a broker or other entity holding shares for a beneficial owner in street name may vote on the proposal without voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the beneficial owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide instructions.

If you do not give instructions to your record holder prior to the Annual Meeting, the record holder will be entitled to vote your shares in its discretion only on Proposal 2 (Ratification of Appointment of Independent Registered Public Accounting Firm) and will not be able to vote your shares on Proposal 1 (Election of Directors), Proposal 3 (Advisory approval of the Company’s executive compensation), Proposal 4 (Amendment and Restatement of the 2010 Equity Incentive Plan) or Proposal 5 (Amendment and Restatement of the 1983 Employee Stock Purchase Plan) and your shares will be counted as a “broker non-vote” on those proposals. We are not aware of any other matters to be presented at the Annual Meeting except for those described in this Proxy Statement. However, if any other matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named as proxies will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, your shares may be voted by the persons named as proxies on the new meeting date as well, unless you have revoked your proxy instructions prior to that time.

With regard to the election of directors, votes may be cast in favor of a director nominee or withheld. Because directors are elected by plurality, broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. If a quorum is present at the Annual Meeting, the nominees receiving the greatest number of votes (up to seven directors) will be elected. For Proposal 2 (Ratification of Independent Registered Public Accounting Firm), Proposal 3 (Advisory Vote on Executive Compensation), Proposal 4 (Amendment and Restatement of the 2010 Equity Incentive Plan), and Proposal 5 (Amendment and Restatement of the 1983 Employee Stock Purchase Plan), the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for approval. With regard to these proposals, abstentions will be counted in tabulations of the votes cast on a proposal presented to stockholders and will have the same effect as a vote against the proposal, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved and accordingly will have no effect on the outcome of the vote on such proposal. Unless otherwise designated, each signed proxy submitted by a stockholder will be voted:

•	FOR each of the seven nominees named below for election as directors;

•

FOR ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012;

•	FOR the advisory approval of the Company’s executive compensation;

•	FOR the amendment and restatement of the 2010 Equity Incentive Plan to increase the authorized shares and approve certain other amendments;

•	FOR the amendment and restatement of the 1983 Employee Stock Purchase Plan to increase the authorized shares.

Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Annual Meeting by submitting a written notice of revocation to the Secretary of the Company or by timely filing a duly executed proxy bearing a later date. The proxy will not be voted if the stockholder who executed it is present at the Annual Meeting and elects to vote in person the shares represented by the proxy. Attendance at the Annual Meeting will not by itself revoke a proxy.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election

Our directors are elected at each annual meeting of stockholders. At the Annual Meeting, seven directors will be elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The nominees receiving the greatest number of votes (up to seven directors) at the Annual Meeting will be elected. Our Board of Directors recommends that the stockholders vote FOR the seven nominees named below for the Board of Directors.

Each of the nominees set forth below for election as a director is an incumbent director. Each of the nominees has consented to serve as a director if elected. Unless authority to vote for any director nominee is withheld in a proxy, it is intended that each proxy will be voted FOR each of the nominees. If, before the Annual Meeting, any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies will be voted for such substitute nominees, if any, as may be recommended by our existing Board of Directors, unless other directions are given in the proxies.

Name of Nominee	Age	Principal Occupation	Director Since
Thomas D. Brown	63	Retired Senior Vice President and President of the Diagnostics Division of Abbott Laboratories	2004

Douglas C. Bryant	54	President and Chief Executive Officer, Quidel Corporation	2009

Kenneth F. Buechler, Ph.D.	58	Founder and former President and Chief Scientific Officer of Biosite, Inc.	2007

Rod F. Dammeyer	71	President of CAC, L.L.C., a private company providing capital investment and management advisory services	2006

Mary Lake Polan, M.D., Ph.D., M.P.H.	68	Professor and Chair Emeritus, Department of Gynecology and Obstetrics, Stanford University School of Medicine	1993

Mark A. Pulido	59	Chairman of the Board, Quidel Corporation	2002

Jack W. Schuler	71	Co-founder, Crabtree Partners, LLC, a private investment company	2006

Biographical Information

THOMAS D. BROWN was appointed to our Board of Directors in December 2004. Prior to his retirement in 2002, Mr. Brown had a 28-year career in the healthcare industry where he held various sales, marketing and executive positions within Abbott Laboratories, a broad-based healthcare company. From 1998 to 2002, Mr. Brown was Senior Vice President and President of the Diagnostics Division. From 1993 to 1998, Mr. Brown was Corporate Vice President Worldwide Commercial Operations. From 1992 to 1993, Mr. Brown was Divisional Vice President Worldwide Commercial Operations. From 1987 to 1992, Mr. Brown was Divisional Vice President and General Manager, Western Hemisphere Commercial Operations. From 1986 to 1987, Mr. Brown was Divisional Vice President U.S. Sales and, from 1985 to 1986, was Director of Sales. Mr. Brown currently serves on the Board of Directors of Cepheid, a molecular diagnostics company, and Stericycle, Inc., a medical waste management and healthcare compliance services company. Mr. Brown also served on the Board of Directors of Ventana Medical Systems, Inc. until its acquisition in 2008. Mr. Brown holds a Bachelor of Arts degree from the State University of New York at Buffalo.

DOUGLAS C. BRYANT was appointed to our Board of Directors on February 2, 2009 and became our President and Chief Executive Officer on March 1, 2009. Prior to joining us, Mr. Bryant served as Executive Vice President and Chief Operating Officer at Luminex Corporation, managing its Bioscience Group, Luminex Molecular Diagnostics (Toronto), manufacturing, R&D, technical operations, and commercial operations. From 1983 to 2007, Mr. Bryant held various worldwide commercial operations positions with Abbott Laboratories including, among others: Vice President of Abbott Vascular for Asia/Japan, Vice President of Abbott Molecular Global Commercial Operations and Vice President of Abbott Diagnostics Global Commercial Operations. Earlier in his career with Abbott, Mr. Bryant was Vice President of Diagnostic Operations in Europe, the Middle East and Africa, and Vice President of Diagnostic Operations Asia Pacific. Mr. Bryant has over 27 years of industry experience in sales and marketing, product development, manufacturing and service and support in both the diagnostics and life sciences markets. Mr. Bryant holds a B.A. in Economics from the University of California at Davis.

KENNETH F. BUECHLER, Ph.D. was appointed to our Board of Directors in November 2007. Dr. Buechler was a founder of Biosite, Inc., a diagnostic products and antibody development company. Dr. Buechler served as a Director at Biosite from June

2003 through July 2007 and was President and Chief Scientific Officer of Biosite from October 2004 to July 2007. From March 2003 to October 2004, Dr. Buechler was Biosite’s Senior Vice President, Research and Development, and from April 2001 to March 2003, Dr. Buechler was Biosite’s Vice President, Research and Development. From January 1994 to April 2001, Dr. Buechler was Biosite’s Vice President, Research and was Director of Chemistry from April 1988 to January 1994. Before founding Biosite, Dr. Buechler was a Senior Scientist in the Diagnostics Research and Development Group at Hybritech Incorporated. Dr. Buechler received a B.S. in Chemistry and Ph.D. in Biochemistry from Indiana University. Dr. Buechler also serves on the Board of Directors of Sequenom Inc., Sotera Wireless Inc. and Astute Medical Inc.

ROD F. DAMMEYER was appointed to our Board of Directors in February 2006. Mr. Dammeyer is the President of CAC, L.L.C., a private company providing capital investment and management advisory services, and is the retired Vice Chairman of Anixter International, where he served from 1985 until February 2001, and retired managing partner of corporate investments of Equity Group Investments, L.L.C., where he served from 1995 until June 2000. Mr. Dammeyer currently serves as a director of Stericycle, Inc., a medical waste management and healthcare compliance services company. Mr. Dammeyer has also served on the Board of Directors of Ventana Medical Systems, Inc. and GATX Corporation within the past five years. He also serves as a trustee of Van Kampen Investments, Inc. and as an independent trustee of various Invesco Van Kampen mutual funds. He received a B.S. degree in accounting from Kent State University.

MARY LAKE POLAN, M.D., Ph.D., M.P.H. has served on our Board of Directors since 1993. She is a Professor and Chair Emerita of the Department of Gynecology and Obstetrics at Stanford University School of Medicine where she served from 1990 to 2005. Dr. Polan received a Bachelor of Arts Degree from Connecticut College, a Ph.D. in Molecular Biophysics and Biochemistry and an M.D. from Yale University School of Medicine and her Masters in Public Health from the University of California, Berkeley. Dr. Polan remained at Yale New Haven Hospital for her residency in Obstetrics and Gynecology, followed by a Reproductive Endocrine Fellowship. Dr. Polan was on the faculty at Yale University until 1990, when she joined Stanford University. She is currently an Adjunct Professor in the Department of Obstetrics and Gynecology at Columbia University School of Medicine. Dr. Polan is a practicing clinical Reproductive Endocrinologist with a research interest in ovarian function and granulosa cell steroidogenesis. More recently, Dr. Polan’s interests have been in the interaction between the immune and endocrine systems: the role of monokines in reproductive events and gene expression in stress urinary incontinence as well as brain activation in human sexual function. Dr. Polan also served on the Board of Directors of Wyeth, a research-based global pharmaceutical and health care products company, until its acquisition in 2009.

MARK A. PULIDO was appointed to our Board of Directors in August 2002. Mr. Pulido has been Chairman of the Company’s Board of Directors since May 2004. Prior to his retirement in June 2002, Mr. Pulido served as the Chairman of the Board of BenefitPoint, Inc., an employee benefits technology company, where he also served as its President and Chief Executive Officer. From May 1996 to July 1999, Mr. Pulido was President and Chief Executive Officer of McKesson Corporation, a healthcare services and information technology company. Previously, Mr. Pulido served as President and Chief Executive Officer of Novartis Pharmaceuticals Corporation (formerly Sandoz Pharmaceuticals Corporation), a research-based pharmaceutical manufacturer, and RedLine Healthcare Corporation (previously owned by Novartis and now a subsidiary of McKesson Corp.), a medical surgical distribution company, during the period from January 1990 to April 1996. Mr. Pulido is currently an affiliated executive with Freeman Spogli, a private equity firm, and serves on the Board of Directors of BHC, an industrial products distribution company and a Freeman Spogli portfolio company, and ABILITY Network Inc., a healthcare information technology company. Mr. Pulido holds a B.S. degree in Pharmacy from the University of Arizona, College of Pharmacy, and an M.S. degree in Pharmacy Administration from the University of Minnesota.

JACK W. SCHULER was appointed to our Board of Directors in February 2006. Mr. Schuler has been on the Board of Directors of Stericycle, Inc., a medical waste management and healthcare compliance services company, since March 1989 and currently serves as Lead Director. Mr. Schuler is also a co-founder of Crabtree Partners, LLC, a Chicago-based venture capital firm which was formed in 1995. Prior to 1990, Mr. Schuler held various executive positions at Abbott Laboratories, a broad-based healthcare company, from December 1972 through August 1989, most recently serving as President and Chief Operating Officer. Mr. Schuler also currently serves on the Board of Directors of Medtronic Inc. Mr. Schuler also served on the Board of Directors of Ventana Medical Systems, Inc. within the last five years. Mr. Schuler holds a B.S. in Mechanical Engineering from Tufts University and an M.B.A. from Stanford University.

Vote Required and Board Recommendation

The nominees for election as directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NAMED NOMINEES IN PROPOSAL 1.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2012, and to perform other appropriate accounting and tax services. We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2012. Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the selection of Ernst & Young LLP to our stockholders as a matter of good corporate practice. If the stockholders do not ratify the appointment of Ernst & Young LLP, the selection of the Company’s independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

One or more representatives of Ernst & Young LLP are expected to be at the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2012.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

PROPOSAL 3

ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

We are providing stockholders with an advisory (non-binding) vote on the compensation of our Named Executive Officers (commonly referred to as “say on pay”). Accordingly, you may vote on the following resolution at the 2012 annual meeting:

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the “Compensation Discussion and Analysis”, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement, is hereby approved.”

The advisory approval of the Company’s executive compensation is a non-binding vote on the compensation paid to the Company’s Named Executive Officers, as described pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section, compensation tables, and the narrative discussions, set forth in this Proxy Statement.

As described in detail under “Compensation Discussion and Analysis”, our compensation programs are designed to attract, motivate and retain highly qualified executive officers who are able to achieve corporate objectives and create stockholder value. The Compensation Committee believes the Company’s executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with our stockholders’ long-term interests. Stockholders are encouraged to read the “Compensation Discussion and Analysis” section, the accompanying compensation tables, and the related narrative discussion.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our Named Executive Officers and will not be binding on the Board of Directors or the Compensation Committee. However, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting is required to approve the advisory vote on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU FOR “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4

AMENDMENT AND RESTATEMENT OF

THE 2010 EQUITY INCENTIVE PLAN

General

At the Annual Meeting, the stockholders will be asked to approve the Quidel Corporation 2010 Equity Incentive Plan, as amended and restated (the “2010 Plan”) to authorize an additional 1,500,000 shares of our common stock for issuance under the 2010 Plan and to approve certain other amendments to the 2010 Plan as described below. As of March 20, 2012, a total of 2,201,008 shares were authorized for issuance under the 2010 Plan, and only 775,231 shares remained available for future issuance. In addition, as of March 20, 2012, there were 3,952,961 stock options outstanding under the Company’s equity compensation plans, with a weighted average exercise price of $13.02 and weighted average remaining term of 7.43 years. Further, as of March 20, 2012, there were 401,820 unvested full value awards outstanding under the Company’s equity compensation plans. Other than the foregoing, no other awards under the Company’s equity compensation plans were outstanding as of March 20, 2012.

Because we rely heavily upon equity compensation to recruit, retain, motivate and reward our employees, management, directors and other qualified persons, and to align their interests with the interests of our stockholders, in February 2012, our Board of Directors unanimously adopted, subject to stockholder approval, the amendment and restatement of the 2010 Plan to increase the number of shares available for issuance under the 2010 Plan and make certain other ministerial amendments to the 2010 Plan. By approving Proposal 4, the stockholders will enable us to continue to use the 2010 Plan for its intended purposes.

In addition, the 2010 Plan is intended to permit the award of equity compensation that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, however, there can be no guarantee that amounts payable under the 2010 Plan will be treated as qualified performance-based compensation under Section 162(m). The Board of Directors believes that it is in the best interests of our stockholders for us to have a stockholder-approved plan under which equity compensation awarded to our executives could be designed in a manner intended to qualify as “performance-based compensation” within the meaning of Section 162(m). In general, under Section 162(m), in order for us to be able to deduct compensation in excess of $1,000,000 paid in any one year to our chief executive officer or any of our three other most highly compensated executive officers (other than our chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by stockholders at least once every five years. Stockholders last approved the material terms of the 2010 Plan at the 2010 Annual Meeting of Stockholders. For purposes of Section 162(m), the material terms include (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an individual under the performance goal. Each of these aspects is discussed below, and stockholder approval of this Proposal 4 is intended to constitute re-approval of each of these aspects of the 2010 Plan for purposes of the stockholder approval requirements of Section 162(m).

Summary of the 2010 Plan

The following summary of the 2010 Plan, as proposed to be amended and restated, is qualified in its entirety by reference to the terms of the 2010 Plan, a copy of which, as proposed to be amended and restated, is attached hereto as Appendix A.

Purpose. The purpose of the 2010 Plan is to promote our and our stockholders’ interests by using investment interests in the Company to attract, retain and motivate our directors, management, employees and other persons, to encourage and reward their contributions to our performance and to align their interests with the interests of our stockholders.

Administration, Amendment and Termination. The 2010 Plan is currently administered by the Compensation Committee of our Board of Directors (the “administrator”). The administrator has the power to:

•	select the eligible persons to whom, and the times at which, awards will be granted, the nature of each award and the terms and conditions of each award;

•	interpret the 2010 Plan and the rights of recipients of awards granted under the 2010 Plan;

•

discontinue, suspend or amend the 2010 Plan in any manner, insofar as permitted by applicable law, rule or regulation and subject to stockholder approval where such approval is required by the 2010 Plan, applicable law, rule or regulation;

•

accelerate or extend the vesting or exercise period of any award, and make such other modifications in the terms and conditions of an award as it deems advisable; provided, however, that the administrator may not, other than in connection with a change in capitalization, reprice or otherwise reduce the exercise or base price of a stock option or stock appreciation right (including by the cancellation of the stock option or stock appreciation right in exchange for cash, other awards, or a new stock option or stock appreciation right at such reduced exercise or base price or by amendment of the stock option or stock appreciation right) without stockholder approval; and

•

change the number of shares or vesting periods associated with non-employee director options, and suspend and reactivate the 2010 Plan provisions regarding automatic grants of non-employee director options.

Any amendment of the 2010 Plan shall, in the discretion of the administrator, apply to and govern awards granted under the 2010 Plan prior to the date of such amendment; provided, however, that the consent of an award holder is required if such amendment would alter, impair or diminish in any material respect any rights or obligations under any award or cause the award to cease to qualify as an incentive stock option. Awards may be granted under the 2010 Plan until May 12, 2020, unless earlier terminated.

Securities Subject to the 2010 Equity Incentive Plan. If this amendment and restatement of the 2010 Plan is approved by stockholders, a total of 3,701,008 shares of common stock will be available for issuance under the 2010 Plan. As of March 20, 2012, a total of 1,628,365 shares have been issued under the 2010 Plan, and an additional 4,354,781 were subject to outstanding options and/or unvested full value awards granted under the 2010 Plan, leaving 775,231 shares available for issuance pursuant to future awards granted under the 2010 Plan.

The 2010 Plan provides that each share issued under awards other than options or stock appreciation rights (“full-value awards”) will count against the number of shares available under the Plan as 1.5 shares. Shares issued under options or stock appreciation rights count against the shares available under the Plan as 1 share. The Board of Directors believes that this formula-based limit will allow for the issuance of a sufficient number of full-value awards to satisfy projected grants thereof, while providing the flexibility to change the mix of option and full-value awards to the extent the Board of Directors determines a different mix than currently provided is in the best interests of the Company and stockholders.

We may issue common stock under the 2010 Plan from authorized but unissued shares of common stock or from previously issued shares of common stock that we reacquired, including shares purchased on the open market. For purposes of calculating the aggregate number of shares issued under the 2010 Plan, we will count only the number of shares issued upon exercise or settlement of an award and not returned to us upon expiration, termination or cancellation of any awards. However, if an award holder pays the exercise price or withholding taxes relating to an option or stock appreciation right with shares of our common stock, or if we withhold shares otherwise issuable upon exercise of such an award in satisfaction of the exercise price or withholding taxes payment, then we will reduce the number of shares of common stock available for issuance under the 2010 Plan by the gross number of shares for which the award is exercised. In addition, upon the exercise of a stock appreciation right, the number of shares of common stock available for issuance under the 2010 Plan will be reduced by the gross number of shares for which the award is exercised and not by the net number of shares issued to the holder in settlement thereof.

The 2010 Plan provides that the administrator shall appropriately and proportionately adjust the maximum number and kind of shares subject to the 2010 Plan, the number and kind of shares or other securities subject to then outstanding awards, the price for each share or other unit of any other securities subject to, or measurement criteria applicable to, then outstanding awards, and/or the number and kind of shares or other securities to be issued as non-employee director options if our common stock is affected through any of the following:

•	merger;

•	consolidation;

•	sale or exchange of assets;

•	recapitalization;

•	reclassification;

•	combination;

•	stock dividend;

•	extraordinary cash dividend;

•	stock split;

•	reverse stock split;

•	spin off; or

•	similar transaction.

Awards Under the 2010 Plan. We may grant the following types of awards under the 2010 Plan:

•	stock options;

•	performance awards;

•	restricted stock;

•	stock appreciation rights;

•	stock payments;

•	dividend equivalents;

•	stock bonuses;

•	stock sales;

•	phantom stock; and

•	other stock-based benefits.

Stock options granted under the 2010 Plan may be incentive stock options intended to qualify under the provisions of Section 422 of the Code or non-qualified stock options that do not so qualify. However, the aggregate fair market value of stock with respect to which any employee’s incentive stock options first become exercisable during any calendar year (under all our plans and those of any subsidiary corporation) may not exceed $100,000 (as determined on the grant date), and may be further limited by other requirements in the Internal Revenue Code. If this $100,000 limitation is exceeded, the excess incentive stock options will be treated as non-qualified stock options.

In each calendar year no participant may be granted awards under the 2010 Plan (other than performance awards payable in cash) relating up to more than 1,800,000 shares. In addition, in each calendar year no participant may be granted performance awards payable in cash that exceed $1,000,000. The forgoing limitations will not apply if it is not required in order for the compensation attributable to awards under the 2010 Plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Eligibility. Our directors, officers, employees, consultants and advisors, and those of our affiliated entities, are eligible to receive awards under the 2010 Plan, except that only non-employee directors may receive “non-employee director options,” as described below. As of March 20, 2012, 524 persons (not including consultants and advisors) were eligible for selection to receive awards under the 2010 Plan, consisting of: 511 employees other than executive officers, 7 executive officers and 6 non-employee directors.

Terms and Conditions of Non-Employee Director Options. In May 2004, the Board of Directors suspended automatic grants for directors under the 2001 Plan. Similar to the 2001 Plan, the 2010 Plan provides for automatic grants to non-employee directors, however, these automatic grants remain suspended. Prior to May 2004, immediately following each annual meeting of stockholders, each non-employee director who had served as a director since his or her election or appointment and who had been re-elected as a director at such annual meeting automatically received an option to purchase up to 10,000 shares of common stock. In addition, each non-employee director who was appointed or elected other than at an annual meeting of stockholders (whether by replacing a director who retired, resigned or otherwise terminated his or her service as a director prior to the expiration of his or her term or otherwise) automatically received an option to purchase shares of our common stock as of the date of such appointment or election, consisting of a number of shares of common stock determined by multiplying 10,000 by a fraction, the numerator of which was the number of days from the date of grant to the date of the next scheduled annual meeting of stockholders and the denominator of which was 365 (exclusive of fractional shares). The automatic non-employee director option grants vested and became exercisable 100% on the day prior to the date of the next annual meeting of stockholders following the grant date, provided, that the recipient remained a director for the entire period from the date of grant to such vesting date.

All automatic non-employee director option grants had a term of 10 years and an exercise price equal to the fair market value on the date of grant. Unless provided otherwise in an agreement with the Company, if a recipient of a non-employee director option ceased to be a director, all non-employee director options granted to the recipient remained exercisable, only to the extent already exercisable at the date the director ceases to be a director, for a period of 365 days after that date (or, if sooner, until the expiration of the option according to its terms), and would then terminate.

Apart from these automatic non-employee director options, non-employee directors are eligible to receive other grants of awards under the 2010 Plan, including non-qualified stock options other than the automatic non-employee director options, at the discretion of the administrator. To the extent not inconsistent with the provisions of the 2010 Plan governing non-employee director options, the terms of general stock option awards under the 2010 Plan apply to non-employee director options.

Terms and Conditions of Other Awards. The administrator will select the recipients of awards (other than with respect to automatic non-employee director options) granted under the 2010 Plan from the pool of eligible persons and will set the terms of the awards.

Award Pricing. The administrator will determine the exercise or purchase price of awards (other than the automatic non-employee director options) granted under the 2010 Plan; which, with respect to options and stock appreciation rights, will be no less than the fair market value of the shares underlying the award as of the grant date. In addition, the exercise price for an incentive stock option must comply with the provisions of Section 422 of the Code. Section 422 currently provides that the exercise price must not be less than the fair market value of the common stock on the date of grant and not less than 110% of the fair market value as of the date of grant in the case of a grant to a person owning more than 10% of the total combined voting power of all classes of the issuer’s stock or the stock of any parent or any subsidiary corporations. On March 20, 2012, the closing price of our common stock on the Nasdaq Global Market was $16.51 per share.

Award Vesting and Term. The administrator will determine the date or dates on which awards (other than the automatic non-employee director options) granted under the 2010 Plan vest and become exercisable. The term of each stock option or stock appreciation right granted will expire no later than ten (10) years after the date the stock option or stock appreciation right is granted and may be subject to earlier termination as described below. In addition, the term for an incentive stock option must comply with the provisions of Section 422 of the Code. Section 422 currently provides that the incentive stock option may not be exercisable after the expiration of 10 years from the date of grant, or five years in the case of an incentive stock option granted to a person owning more than 10% of the total combined voting power of all classes of stock of the issuer, or of its parent or any subsidiary corporations.

Awards granted under the 2010 Plan may be exercised at any time after they vest and before the expiration date determined by the administrator, provided that an award is generally exercisable following an award holder’s termination of employment only to the extent that the award had become exercisable on or before the date of termination and to the extent that the award is not forfeited under the terms of the 2010 Plan. Furthermore, in the absence of a specific agreement to the contrary, stock options will generally expire and become unexercisable immediately upon termination of the recipient’s employment with us for just cause (as defined in the 2010 Plan); 90 days after termination of the recipient’s employment with us for any reason other than just cause, death or permanent disability; or one year after termination of the recipient’s employment with us due to death or permanent disability, in each case unless the term of the options provides for an earlier expiration. If the employment of a recipient of restricted stock is terminated for any reason, any such restricted stock that remains subject to restrictions on the date of such termination will be repurchased by the Company at the purchase price, if any, paid by the recipient, or returned to the Company without consideration, provided, however, that the administrator may in its discretion determine otherwise.

Other Award Provisions. The administrator will determine any applicable performance criteria, restrictions or conditions of any award. The administrator may establish performance criteria and level of achievement versus such criteria that will determine the number of shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on “qualifying performance criteria” (as described below) or other standards of financial performance and/or personal performance evaluations. In addition, the administrator may specify that an award or a portion of an award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such award or portion of an award that is intended by the administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more qualifying performance criteria selected by the administrator and specified at the time the award is granted. The administrator will certify the extent to which any qualifying performance criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may be reduced, but not increased, by the administrator on the basis of such further considerations as the administrator in its sole discretion may determine.

For purposes of the 2010 Plan, the term “qualifying performance criteria” means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or affiliated entity, either individually, alternatively or in any combination, and measured either annually (or over such shorter period) or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator: (a) cash flow, (b) earnings and earnings per share (including earnings before interest, taxes, and amortization), (c) return on equity, (d) total stockholder return, (e) return on capital, (f) return on assets or net assets, (g) aggregate product price; (h) market share or market penetration with respect to specific designated products and/or geographic areas; (i) revenues, income or net income, (j) operating income or net operating income, (k) operating margin and (l) return on operating revenue.

Award Payments. A holder of an award may pay cash or any other consideration deemed acceptable by the administrator to pay the exercise price for the award, if any. The administrator may, in its discretion, allow an award holder to pay the exercise price for an award by delivering our common stock.

Non-Assignability of Awards. Awards are generally not transferable by the recipient during the life of the recipient. Awards are generally exercisable during the life of a recipient only by the recipient.

Award Documentation. Each award must be evidenced by an award document setting forth such terms and conditions applicable to the award as the administrator may in its discretion determine.

Rights With Respect to Stock Ownership. No recipient of an award under the 2010 Plan or other person will have any right, title or interest in or to any shares of common stock subject to any award or any rights as a stockholder unless the award is duly exercised pursuant to the terms of the 2010 Plan and/or the shares of common stock subject to the award are issued to the recipient.

Provisions Regarding Changes in Control. As of the effective time and date of any change in control (as defined in the 2010 Plan), the 2010 Plan and any of the then outstanding awards (whether or not vested) will automatically terminate unless:

•

provision is made in writing in connection with such change in control transaction for the continuance of the 2010 Plan and for the assumption of such awards, or for the substitution for such awards of new awards covering the securities of a successor entity or an affiliate thereof with appropriate adjustments as to the number and kind of securities and exercise prices, in which event the 2010 Plan and such outstanding awards will continue or be replaced, as the case may be, in the manner and under the terms so provided; or

•

our Board of Directors otherwise provides in writing for such adjustments as it deems appropriate in the terms and conditions of the then outstanding awards (whether or not vested), including without limitation accelerating the vesting of outstanding awards and/or providing for the cancellation of awards and their automatic conversion into the right to receive the securities, cash or other consideration that a holder of the shares underlying such awards would have been entitled to receive upon consummation of such change in control had such shares been issued and outstanding immediately prior to the effective date and time of the change in control (net of the appropriate option exercise prices).

If, pursuant to these provisions, the 2010 Plan and the awards terminate by reason of the occurrence of a change in control without provision for any of the actions described in the paragraph above, then any recipient holding outstanding awards will have the right, at such time immediately prior to the consummation of the change in control as our Board of Directors will designate, to exercise the recipient’s awards to the full extent not theretofore exercised, including any installments that have not yet become vested.

Tax Information

The following summary of certain federal income tax consequences of the receipt and exercise of awards we grant is based on the laws and regulations in effect as of the date of this Proxy Statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt and exercise of awards under foreign, state and local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the 2010 Plan will vary depending upon the specific facts and circumstances involved.

Incentive Stock Options. Except as discussed below, under federal income tax law, a recipient of an incentive stock option generally will not owe tax on the grant or the exercise of the option if the recipient exercises the option while the recipient is our employee (or an employee of any parent or subsidiary corporation) or within three months following termination of the recipient’s employment (or within one year, if termination was due to a permanent and total disability).

If the recipient of the incentive stock option sells the shares acquired upon the exercise of the option at any time within one year after the date we issue the shares to the recipient or within two years after the date we grant the incentive stock option to the recipient, then:

•

if the recipient’s sales price exceeds the purchase price the recipient paid for the shares upon exercise of the incentive stock option, the recipient will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the shares on the date of exercise, and will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the shares on the date of exercise over the purchase price paid for the shares upon exercise of the incentive stock option; or

•

if the recipient’s sales price is less than the purchase price paid for the shares upon exercise of the incentive stock option, the recipient will recognize a capital loss equal to the excess of the purchase price paid for the shares upon exercise of the incentive stock option over the sales price of the shares.

If the recipient sells shares acquired upon exercise of an incentive stock option at any time after the recipient has held the shares for at least one year after the date we issue the shares to the recipient pursuant to the recipient’s exercise of the incentive stock option and at least two years after the date we grant the recipient the incentive stock option, then the recipient will recognize capital gain or loss equal to the difference between the sales price and the purchase price paid for the shares upon exercise of the incentive stock option.

The amount by which the fair market value of shares the recipient acquires upon exercise of an incentive stock option (determined as of the date of exercise) exceeds the purchase price paid for the shares upon exercise of the incentive stock option will be included as a positive adjustment in the calculation of the recipient’s alternative minimum taxable income in the year of exercise.

In the case of an early disposition of shares by a recipient that results in the recognition of ordinary income, we will be entitled to a deduction equal to the amount of such ordinary income. If the recipient holds the shares for the requisite period described above and therefore solely recognizes capital gain upon the sale of such shares, we are not entitled to any deduction.

Non-qualified Stock Options. Our grant of a non-qualified stock option to a recipient is generally not a taxable event for the recipient. Upon the exercise of a non-qualified stock option, the recipient will generally recognize ordinary income equal to the excess of the fair market value of the shares the recipient acquires upon exercise (determined as of the date of exercise) over the purchase price paid for the shares upon exercise of the non-qualified stock option. We generally will be entitled to deduct as a compensation expense the amount of such ordinary income. Provided the shares are held as a capital asset, the recipient’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the purchase price paid for the shares plus the ordinary income recognized with respect to the shares, and such capital gain or loss will be taxable as long term or short term capital gain or loss depending upon the recipient’s holding period after exercise.

Stock Appreciation Rights and Phantom Stock. Generally, the holder of a stock appreciation right or phantom stock award will recognize ordinary income equal to the value we pay (whether in cash, stock or a combination thereof) under either arrangement on the date the holder receives payment. If we place a limit on the amount that will be payable under a stock appreciation right, the holder may recognize ordinary income equal to the value of the holder’s right under the stock appreciation right at the time the value of such right equals such limit and the stock appreciation right is exercisable. We will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the holder.

Stock Purchase Rights—Restricted Stock. Under the 2010 Plan, we are authorized to grant rights to purchase our restricted common stock subject to a right to repurchase such stock at the price paid by the participant if the participant’s employment or service relationship with us terminates prior to the lapse of such repurchase right. In general, there will be no tax consequences to a participant upon the grant of a right to purchase such restricted stock or upon purchase of such restricted stock. Instead, the participant will be taxed at ordinary income rates at the time our repurchase rights expire or are removed on an amount equal to the excess of the fair market value of the stock at that time over the amount the participant paid to acquire such stock. A participant who acquires restricted stock, however, may make an election under Section 83(b) of the Code with respect to such stock. If such an election is made within 30 days after the participant’s acquisition of the stock, the participant is taxed at ordinary income rates in the year in which the participant acquires the restricted stock. The ordinary income the participant must recognize is equal to the excess of the fair market value of the stock at the time of the participant’s acquisition of the stock (determined without regard to the restrictions) over the amount that the participant paid to acquire such stock. If a participant makes a timely election under Section 83(b) of the Code with respect to restricted stock, the participant generally will not be required to report any additional income with respect to such restricted stock until he or she disposes of such stock, at which time he or she will generally recognize capital gain or loss (provided the shares are held as a capital asset) equal to the difference between the sales price and the fair market value of the stock at the time or the participant’s acquisition of the stock (determined without regard to restrictions). In the event that a participant forfeits (as a result of our repurchase) restricted stock with respect to which an election under Section 83(b) of the Code has been made, the participant ordinarily will not be entitled to recognize any loss for federal income tax purposes (except to the extent the amount realized by the participant at the time of such forfeiture is less than the participant’s purchase price for such stock). We generally will be entitled to a deduction equal to the amount of ordinary income (if any) recognized by a participant.

Other Awards. In addition to the types of awards described above, the 2010 Plan authorizes certain other awards that may include payments in cash, our common stock, or a combination of cash and common stock. The tax consequences of such awards will depend upon the specific terms of such awards. Generally, however, a participant who receives an award payable in cash will recognize ordinary income, and we will be entitled to a deduction, with respect to such award at the earliest time at which the participant has an unrestricted right to receive the amount of the cash payment. In general, the sale or grant of stock to a participant under the 2010 Plan will be a taxable event at the time of the sale or grant if such stock at that time is not subject to a substantial risk of forfeiture or is transferable within the meaning of Section 83 of the Code in the hands of the participant. For such purposes, stock is ordinarily considered to be transferable if it can be transferred to another person who takes the stock free of any substantial risk of forfeiture. In such case, the participant will recognize ordinary income, and we will be entitled to a deduction, equal to the excess of the fair market value of such stock on the date of the sale or grant over the amount, if any, that the participant paid for such stock. Stock that at the time of receipt by a participant is subject to restrictions that constitute a substantial risk of forfeiture and that is not transferable within the meaning of Internal Revenue Code Section 83 generally will be taxed under the rules applicable to restricted stock as described above.

Withholding. In the event that an optionee or other recipient of an award under the 2010 Plan is our employee, we ordinarily will be required to withhold applicable federal income taxes with respect to any ordinary income recognized by such optionee or other award recipient in connection with stock options or other awards under the 2010 Plan.

Certain Additional Rules Applicable to Awards. The terms of awards granted under the 2010 Plan may provide for accelerated vesting in connection with a change in control. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Code. Under these provisions, a participant will be subject to a 20% excise tax on any “excess parachute payments” and we will be denied any deduction with respect to such excise tax payment.

Participation in the 2010 Plan by Executive Officers, Directors and Other Employees; Interest of Certain Persons in Matters to be Acted Upon

Each of our current directors, executive officers and employees is eligible to receive awards under the 2010 Plan. The administrator has the discretion to determine which eligible persons will receive awards under the 2010 Plan, except to the extent that non-employee directors may again receive the automatic non-employee director options in accordance with the 2010 Plan. As a result, and except for any future automatic option awards to non-employee directors, the amount and timing of such awards are not determinable at this time.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting is required to approve the amended and restated 2010 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2010 EQUITY INCENTIVE PLAN.

PROPOSAL 5

AMENDMENT AND RESTATEMENT OF

THE 1983 EMPLOYEE STOCK PURCHASE PLAN

General

On February 22, 2012, the Board of Directors authorized, subject to stockholder approval, an amendment and restatement of the 1983 Employee Stock Purchase Plan (the “1983 Plan”) to increase the number of shares of our common stock available for issuance under the 1983 Plan from 1,000,000 to 1,250,000 shares. As of March 20, 2012, 978,742 shares of common stock had been sold under the 1983 Plan, leaving 21,258 shares available for future issuance under the 1983 Plan. The purpose of the amendment is to allow us to continue to utilize the 1983 Plan, and accordingly to provide us with flexibility in attracting employees in the future and to encourage employee ownership of our common stock, and approval of Proposal 5 will enable us to continue to use equity compensation for these purposes.

Summary of the 1983 Employee Stock Purchase Plan

The following summary is a description of the material features of the 1983 Plan and is qualified in its entirety by reference to the full text of the 1983 Plan, as proposed to be amended and restated, a copy of which is attached as Appendix B and incorporated herein by reference.

General. The 1983 Plan, which was adopted by the Board of Directors in March 1983 and approved by the stockholders in August 1983, provides our employees with the opportunity to purchase shares of common stock through payroll deductions. A total of 1,000,000 shares of common stock currently have been reserved for issuance under the 1983 Plan. As of March 20, 2012, 978,742 shares of common stock had been sold under the 1983 Plan, leaving 21,258 shares available for future issuance under the 1983 Plan.

Administration. The 1983 Plan is administered by the Compensation Committee. The 1983 Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code.

Eligibility and Participation. Any person who is customarily employed for at least 20 hours per week and more than five months per calendar year by us or any of our designated subsidiaries on or before the beginning of the applicable offering period is eligible to participate in the offering under the 1983 Plan, provided that such person is employed by us on the commencement date of the offering period, subject to certain limitations imposed by Section 423(b) of the Internal Revenue Code and limitations on stock ownership as defined in the 1983 Plan. As of March 20, 2012, 518 persons (not including consultants and advisors) were eligible to participate in the 1983 Plan, consisting of: 511 employees other than executive officers and 7 executive officers.

Offering Dates. The 1983 Plan is implemented by accumulating payroll deductions of participating employees during a six-month offering period, with the offering periods thereunder to commence February 15 and August 15 of each year. The Board of Directors has the power to alter the duration of the offering periods without stockholder approval, if such change is announced at least 15 days prior to the scheduled beginning of the first offering period to be affected.

Purchase Price. The purchase price per share at which shares are sold in an offering under the 1983 Plan is the lower of 85% of the fair market value of a share of common stock on the date of commencement of the six-month offering period (the “Entry Price”), or 85% of the fair market value of a share of common stock on the last day of the offering period (the “Exit Price”). On March 20, 2012, the closing price of our common stock on the Nasdaq Global Market was $16.51 per share.

Payment of Purchase Price; Payroll Deductions. The purchase price of the shares is accumulated by payroll deductions over the offering period. The deductions may not exceed 10% of a participant’s compensation. A participant may discontinue his or her participation in the 1983 Plan, and may decrease, but not increase, the rate of payroll deductions at any time during an offering period.

Purchase of Stock. By executing a subscription agreement to participate in the 1983 Plan, the employee is entitled to have shares placed under option, which are exercisable on the last day of the offering period. The maximum number of shares placed under option to a participant in an offering period is that number determined by dividing the amount accumulated in such participant’s account during such offering period at the end of the offering period by the lower of the Entry Price or the Exit Price, subject to a maximum of 5,000 shares. Unless the employee’s participation is discontinued prior to such purchase date, his or her option for the purchase of the shares will be exercised automatically at the end of the offering period at the applicable price.

Notwithstanding the foregoing, however, no participant may receive an option (i) if immediately after such grant, the participant would own stock and/or outstanding options to purchase stock possessing five percent or more of the total combined voting power of all classes of our stock or of any subsidiary of ours, or (ii) which permits the participant’s rights to purchase stock to accrue at a rate in excess of $25,000 worth of stock (determined at the fair market value of the stock at the time such option is granted) in any calendar year.

Amendment and Termination. The Board of Directors may at any time terminate or amend the 1983 Plan. No such termination will affect options previously granted, nor may any amendment make any change in any option previously granted which adversely affects the rights of any participant, nor may any amendment be made without prior stockholder approval if such amendment would (i) increase the number of shares that may be issued under the 1983 Plan, (ii) permit payroll deductions at a rate in excess of 10% of compensation, (iii) modify employee eligibility for participation requirements, or (iv) materially increase benefits which may accrue to participants under the 1983 Plan.

Non-Assignability. In general, neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option may be assigned, transferred, pledged or otherwise disposed of in any way by the participant.

Adjustments upon Changes in Capitalization. Subject to any required action by our stockholders, the number of shares of common stock covered by each option which has not yet been exercised and the number of shares of common stock which have been authorized for issuance under the 1983 Plan but have not yet been placed under option, as well as the price per share of common stock covered by each outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split or the payment of a stock dividend (but only on the common stock) or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by us, provided that the conversion of convertible securities of ours will not be deemed to have been effected without the receipt of consideration. In the event that we effect a reorganization, recapitalization, rights offering or other increase or reduction of shares of our outstanding common stock, or in the event that we are consolidated with or merged into any other corporation, the Board of Directors may, if it so determines in the exercise of its discretion, make similar adjustments.

Withdrawal; Termination of Employment. A participant’s interest in a given offering period may be terminated in whole, but not in part, by signing and delivering to us a notice of withdrawal from the 1983 Plan. Such withdrawal may be elected at any time prior to the end of the applicable six-month offering period. A participant’s withdrawal from one offering period does not have any effect upon such participant’s eligibility to participate in subsequent offerings. Upon withdrawal from an offering period, all payroll deductions which have been credited to the participant’s account prior to the notice of withdrawal will be returned to the participant without interest.

Termination of a participant’s employment for any reason, including retirement or death, or the failure of the participant to remain in our continuous employ for at least 20 hours per week during the applicable offering period, cancels the participant’s participation in the 1983 Plan. In such event, the payroll deductions credited to the participant’s account will be returned to such participant or to his or her beneficiaries without interest.

Compliance with Law. Shares will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto comply with all applicable provisions of law, including securities laws and the requirements of any stock exchange upon which the shares may then be listed. As a condition to the exercise of an option, we may require the participant to represent that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, and shares issued under the 1983 Plan may be subject to such transfer restrictions and stop-transfer instructions as the Compensation Committee deems appropriate.

Tax Information

The following summary of certain federal income tax consequences of the grant and exercise of rights to purchase shares of common stock under the 1983 Plan is based upon the laws and regulations in effect as of the date of this Proxy Statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences under foreign, state and local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the 1983 Plan will vary depending upon the specific facts and circumstances involved.

The 1983 Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. If certain employment requirements are satisfied, an employee who is granted a right, or “option,” to purchase stock under a plan meeting the requirements of Internal Revenue Code Section 423 will not be subject to federal income tax, and we will not be entitled to any deduction, on either the grant or the exercise of such right.

If the employee makes no disposition of the stock acquired pursuant to the exercise of such right within two years after the date of the grant of such stock purchase right (generally, the commencement date of the six-month offering period, hereinafter referred to as the “Offering Date”) or within one year after the transfer of the stock to the employee pursuant to the exercise of such right, any gain or loss on the subsequent disposition of the stock generally will be treated as capital gain or loss, except to the extent that the employee’s purchase price was less than 100% of the fair market value of the stock on the Offering Date, and no deduction will be available to us at the time of such disposition. If the employee’s purchase price for the stock was less than 100% of the fair market value of the stock on the Offering Date, the employee will be required to include in his or her gross income as ordinary income for the year of the disposition (or, if earlier, at the time of his or her death) an amount equal to the lesser of (i) the excess of the fair market value of the stock on the Offering Date over the purchase price that the employee would have been required to pay if the employee had exercised such right as of the Offering Date, or (ii) the excess of the fair market value of the stock at the time of the disposition or death over the amount paid for the stock. No deduction will be available to us with respect to any such ordinary income recognized by the employee.

Any sale or other disposition of stock acquired under a right granted under the 1983 Plan at any time within (i) two years after the Offering Date or (ii) one year after the transfer of the shares to the employee pursuant to the exercise of such right generally will be treated as a “disqualifying disposition.” Upon a disqualifying disposition, the employee generally will recognize ordinary compensation income in an amount equal to the difference between the purchase price and the fair market value of the stock on the date the option was exercised. Any gain in excess of such ordinary income amount generally will be capital gain. We generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the employee by reason of a disqualifying disposition.

Participation in the 1983 Employee Stock Purchase Plan by Executive Officers, Directors and Other Employees; Interest of Certain Persons in Matters to be Acted Upon

All of our employees, including our employee-directors and executive officers, are eligible to participate in the 1983 Plan. Non-employee directors are not eligible to participate. Participation in the 1983 Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases by executive officers and other employees under the 1983 Plan are not determinable.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum is present, is required to approve the proposed amendment and restatement of the 1983 Plan to increase the number of shares of our common stock available for issuance under that plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 1983 EMPLOYEE STOCK PURCHASE PLAN.

CORPORATE GOVERNANCE

Board Leadership Structure and Risk Oversight

The Board of Directors believes that separate individuals should hold the positions of Chairman of the Board and Chief Executive Officer, and that the Chairman should not be an employee of the Company. Under our corporate governance principles, the Chairman of the Board is responsible for coordinating Board activities, including the scheduling of meetings and executive sessions of the non-employee directors and the relevant agenda items in each case (in consultation with the Chief Executive Officer as appropriate). The Board of Directors believes this leadership structure enhances the Board’s oversight of and independence from our management and the ability of the Board to carry out its roles and responsibilities on behalf of our stockholders.

The Company takes a comprehensive approach to risk management. We believe risk can arise in every decision and action taken by the Company, whether strategic or operational. The Company, therefore, seeks to include risk management principles in all of its management processes and in the responsibilities of its employees at every level. Our comprehensive approach is reflected in the reporting processes by which our management provides timely and comprehensive information to the Board of Directors to support the Board’s role in oversight, approval and decision-making.

The Board of Directors closely monitors the information it receives from management and provides oversight and guidance to our management team concerning the assessment and management of risk. The Board approves the Company’s high level goals, strategies and policies to set the tone and direction for appropriate risk taking within the business. The Board and its committees then emphasize this tone and direction in its oversight of management’s implementation of the Company’s goals, strategies and policies.

Our senior executives provide the Board and its committees with regular updates about the Company’s strategies and objectives and the risks inherent within them at Board and committee meetings and in regular reports. Board and committee meetings also provide a venue for directors to discuss issues with management. The Board and committees call special meetings when necessary to address specific issues. In addition, our directors have access to Company management at all levels to discuss any matters of interest, including those related to risk. Those members of management most knowledgeable of the issues often attend Board meetings to provide additional insight into items being discussed, including risk exposures.

The Board of Directors has delegated oversight for matters involving certain specific areas of risk exposure to its three standing committees. Each committee generally reports to the Board of Directors at regularly scheduled Board meetings, and more frequently if appropriate, with respect to matters and risks for which the committee provides oversight. The specific responsibilities of each of our Board committees are more fully described below under the headings “Audit Committee”, “Compensation Committee” and “Nominating and Corporate Governance Committee.”

Board of Directors Meetings, Committees of the Board and Related Matters

The Board of Directors currently has a standing Audit, Nominating and Corporate Governance, and Compensation Committee. The Board of Directors and its committees held an aggregate of 15 meetings during the year ended December 31, 2011, of which six were full Board meetings. All directors attended 75% or more of the aggregate of all meetings of the Board of Directors and its committees, if any, upon which the directors served during the year ended December 31, 2011.

Director Independence

Our Board of Directors has determined that each of our directors, with the exception of Mr. Bryant, is independent within the meaning of Nasdaq Marketplace Rule 5605(a)(2) as adopted by The Nasdaq Stock Market LLC (“Nasdaq”). Mr. Bryant who serves as our President and Chief Executive Officer is not considered to be “independent” because of his employment with us.

Audit Committee

The Audit Committee is responsible for assisting the Board of Directors in overseeing our accounting and financial reporting processes and the audits of our financial statements. In addition, the Audit Committee assists the Board of Directors in its oversight of our compliance with legal and regulatory requirements. Under the Audit Committee’s written charter, the specific duties of the Audit Committee include, among others: monitoring the integrity of our financial process and systems of internal controls regarding finance, accounting and legal compliance; selecting our independent registered public accounting firm; monitoring the independence and performance of our independent registered public accounting firm; and providing an avenue of communication among our independent registered public accounting firm, our management and our Board of Directors. The Audit Committee has

the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to all of our employees and to our independent registered public accounting firm. The Audit Committee also has the ability to retain, at our expense and without further approval of the Board of Directors, special legal, accounting or other consultants or experts that it deems necessary in the performance of its duties.

The Audit Committee met five times during 2011. The current members of the Audit Committee are Mr. Dammeyer (Chairman), Mr. Brown and Dr. Polan. The Audit Committee has been established in accordance with applicable Nasdaq and Securities and Exchange Commission rules and regulations, and our Board of Directors has determined that each of Mr. Dammeyer, Mr. Brown and Dr. Polan is independent within the meaning of Nasdaq Rule 5605(a)(2) as well as the enhanced independence standards contained in Nasdaq Rule 5605(c)(2)(A) and Rule 10A-3 under the Securities Exchange Act of 1934 that relate specifically to members of audit committees. Our Board of Directors has also determined that both Mr. Dammeyer and Mr. Brown qualify as “audit committee financial experts” within the meaning of the Securities and Exchange Commission’s rules and regulations. Information about Messrs. Dammeyer and Brown’s past business and educational experience is included below under the caption “Director Qualifications.”

Compensation Committee

The Compensation Committee is responsible for assisting the Board of Directors in discharging its responsibilities regarding the compensation of our employees and directors. Under the Compensation Committee’s written charter, the specific duties of the Compensation Committee include, among other matters: reviewing and approving (or recommending to the Board of Directors for approval) corporate goals and objectives relevant to executive compensation; evaluating our executive officers’ performance in light of such goals and objectives; determining (or recommending to the Board of Directors for determination) the compensation levels of our executive officers based on such evaluations; administering our incentive compensation plans, including our equity-based incentive plans; and making recommendations to our Board of Directors regarding our overall compensation structure, policies and programs.

The Compensation Committee held two meetings during 2011. The members of the Compensation Committee currently include Mr. Brown (Chairman), Dr. Polan and Mr. Schuler, and our Board of Directors has determined that each of Mr. Brown, Dr. Polan and Mr. Schuler is independent within the meaning of Nasdaq Rule 5605(a)(2).

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for assisting the Board of Directors in identifying qualified individuals to become Board members; recommending the composition of the Board of Directors and its committees; monitoring and assessing the effectiveness of the Board of Directors and its committees; and performing a leadership role in shaping and monitoring our Corporate Governance Guidelines. Under the Nominating and Corporate Governance Committee’s written charter, the specific duties of the Nominating and Corporate Governance Committee include, among other matters: identifying, reviewing and recruiting candidates for the Board of Directors for election to the Board; reviewing director candidates recommended by our stockholders; monitoring the independence of current directors and nominees; recommending to the Board of Directors candidates for election or re-election to the Board at each annual meeting of stockholders; and overseeing the periodic evaluation of the Board, its committees and each of our incumbent directors.

The Nominating and Corporate Governance Committee held one meeting during 2011. The current members of the Nominating and Corporate Governance Committee are Mr. Schuler (Chairman), Dr. Buechler and Mr. Pulido. Our Board of Directors has determined that each of Mr. Schuler, Dr. Buechler and Mr. Pulido is independent within the meaning of Nasdaq Rule 5605(a)(2).

Meetings of Non-Management Directors

The non-management members of the Board of Directors regularly meet without any members of management present during regularly scheduled and periodic executive sessions of meetings of the Board of Directors as well as in committee meetings.

Director Nominations

The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current directors, professional search firms, stockholders or other persons.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Nominating and Corporate Governance Committee will evaluate the prospective nominee in the context of the then-current composition of the

Board of Directors and will consider a variety of other factors, including the prospective nominee’s business, technology and industry, finance and financial reporting experience, and other attributes that would be expected to contribute to an effective Board of Directors. The Nominating and Corporate Governance Committee seeks to identify nominees who possess a wide range of experience, skills, and areas of expertise, knowledge and business judgment. Successful nominees must have the attributes described below under the caption “Director Qualifications.”

Our Nominating and Corporate Governance Committee will consider stockholder nominations for directors. A stockholder may propose a person for consideration by the committee by submitting the individual’s name and qualifications, and other information described below under “Stockholder Proposals”, to our Corporate Secretary, Quidel Corporation, 10165 McKellar Court, San Diego, California 92121. The Nominating and Corporate Governance Committee will consider each stockholder-recommended candidate in the same manner and under the same criteria used to evaluate all other candidates. As described in our Corporate Governance Guidelines, in evaluating the suitability of individuals to serve as members of our Board of Directors, the Board of Directors and Nominating and Corporate Governance Committee consider a number of factors, including: experience at a policy-making level; strategic thinking; depth of understanding of the Company’s industry, including relevant technology, leadership and objectivity; and a general understanding of marketing, financing and other disciplines relevant to the success of a publicly-traded company and sound principles of corporate governance in today’s business environment. The Board of Directors and the Nominating and Corporate Governance Committee evaluate each individual in the context of Board functions as a whole and in light of the then-current needs of the Board at that point in time, with the objective of providing independent, diversified and effective representation of the interests of our stockholders.

In addition, stockholders who wish to nominate candidates for election to the Board of Directors at any annual meeting must follow the procedures set forth in our bylaws, including providing timely written notice, in proper form, of the intent to make such a nomination. To be timely, the notice must be received within the time frame discussed below in this Proxy Statement under the heading “Stockholder Proposals.” To be in proper form, the notice must, among other matters, include each nominee’s written consent to serve as a director if elected, a description of all arrangements or understandings between the nominating stockholder and each nominee and information about the nominating stockholder and each nominee. These requirements are further described below under the heading “Stockholder Proposals” and are detailed in our bylaws.

Director Qualifications

Our Board of Directors should possess the highest personal and professional ethics, integrity, judgment and values, and be committed to representing the long-term interests of our stockholders. As described in our Corporate Governance Guidelines, our Board of Directors is particularly interested in maintaining a mix that includes the following attributes:

•	History of superior performance or accomplishments in professional undertakings;

•	Highest personal and professional ethics and values and sound principles of corporate governance in today’s business environment;

•

A depth of understanding of the Company’s industry, including relevant technology, leadership and objectivity and a general understanding of marketing, finance and other disciplines relevant to the success of a publicly-traded company;

•	Diversity of background and personal experience;

•	Fit of abilities and personality with those of current and potential directors in building a Board of Directors that is effective, collegial and responsive to the needs of our business; and

•	Independence and an absence of conflicting time commitments.

We believe our Board members represent a desirable mix of backgrounds, skills and experiences, and they all share the personal attributes of effective directors, which are described above. Below are some of the specific experiences and skills of our directors:

Thomas D. Brown. Mr. Brown has a strong record of operational success and extensive knowledge of the diagnostics industry and technology utilized by the Company through his various executive leadership positions at Abbott Laboratories. His background as an executive and service on the boards of other public companies qualifies Mr. Brown as an audit committee financial expert.

Douglas C. Bryant. Mr. Bryant is our President and Chief Executive Officer. Mr. Bryant has a background of strong executive experience in the diagnostics industry in the U.S. and internationally. He brings over 27 years of industry experience in sales and marketing, product development, manufacturing and service and support in the diagnostics and life sciences markets.

Kenneth F. Buechler, Ph.D. Dr. Buechler has extensive experience in the field of diagnostics as a scientist and through his founding of Biosite, Inc. He also has extensive executive leadership and governance experience through his service on the boards of other companies.

Rod F. Dammeyer. Mr. Dammeyer has a strong financial background as an executive and investment advisor. He is an audit committee financial expert as a result of his prior professional experience as a Certified Public Accountant and experience as an investment advisor and as a member and chairman of the audit committee of other U.S. public companies.

Mary Lake Polan, M.D., Ph.D., M.P.H. Dr. Polan is a prominent medical clinician, researcher, and academician. She has extensive experience in the area of women’s health which is an important area for us. As a medical doctor, Dr. Polan brings an important practicing physician perspective in evaluating and discussing the Company’s performance and strategic direction.

Mark A. Pulido. Mr. Pulido serves as our Chairman of the Board. Mr. Pulido has previously served as an executive in a variety of healthcare companies, including as CEO of McKesson Corporation, a large distribution partner of the Company. Mr. Pulido brings strong leadership to our Board, through his knowledge of commercial market channels and the distributor industry and his extensive executive experience and service on the boards of other companies.

Jack W. Schuler. Mr. Schuler has nearly 40 years of experience as an executive, director and investor in the healthcare industry. Mr. Schuler has extensive knowledge of the diagnostics industry and technology utilized by the Company. He also has extensive executive leadership and governance experience through his service on the boards of other companies.

Communications With the Board of Directors

Our stockholders may communicate with our Board of Directors, a committee of our Board of Directors or an individual director by sending a letter addressed to the Board, a committee or a director c/o Corporate Secretary, Quidel Corporation, 10165 McKellar Court, San Diego, California 92121. All communications will be compiled by our Corporate Secretary and forwarded to the Board of Directors, the committee or the director accordingly.

Director Attendance at Annual Meetings

Our Board of Directors has adopted a policy that encourages our directors to attend our annual stockholder meetings. All seven of our then-current directors attended the 2011 annual meeting of stockholders.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all our officers, directors and employees. If we grant any waiver, including any implicit waiver, to our principal executive, financial or accounting officers (or persons performing similar functions), we will disclose the nature of such amendment or waiver on our website at www.quidel.com or in a report on Form 8-K in accordance with applicable rules and regulations.

Access to Corporate Governance Documentation and Other Information Available on Our Website

Our Code of Business Conduct and Ethics, the current charters for each of the Audit, Compensation and Nominating and Corporate Governance Committees and the Company’s Corporate Governance Guidelines are accessible via our website at www.quidel.com through the “Investor Relations” link under the heading “Corporate Governance.”

DIRECTOR COMPENSATION

The current compensation and benefit program for non-employee directors is designed to achieve the following goals: compensation should fairly pay directors for work required for a company of our size and scope; compensation should align directors’ interests with the long-term interests of our other stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand. The table below relating to non-employee directors’ compensation includes the following compensation elements:

Annual Cash Retainers

The Chairman of the Board of Directors currently receives an annual cash retainer of $83,600. Each of the other non-employee directors receives an annual cash retainer of $31,350.

The Chairman of our Audit Committee receives an additional annual cash retainer of $15,000. The Chairperson for each of the Board’s other standing committees receives an additional annual cash retainer of $7,500.

Board and Committee Meeting Attendance Fees

The non-employee directors receive $2,200 per Board meeting attended in person and $2,200 per committee meeting attended in person, but only if the committee meeting is not held on the same day as a Board meeting. Non-employee directors are also reimbursed for out-of-pocket expenses incurred in connection with attendance at Board and committee meetings. The non-employee directors do not receive a fee for attendance at telephonic Board or committee meetings.

Non-Employee Director Deferred Compensation Program

In May 2007, the Board of Directors adopted a non-employee director deferred compensation program. The non-employee director deferred compensation program for 2010 allows non-employee directors to elect on a yearly basis (for the yearly period between the Company’s annual meetings of stockholders) to receive his or her (i) annual retainer fee and (ii) compensation for services as a chairperson of any of the Board’s standing committees (collectively, the “Covered Fees”) as follows: (1) 100% of the Covered Fees (plus an additional 20% premium on the Covered Fees) in the form of fully vested restricted stock units (“RSUs”); or (2) 50% of the Covered Fees in cash and 50% of the Covered Fees (plus an additional 20% premium on that portion of the Covered Fees) in the form of fully vested RSUs.

The RSUs are granted under the Company’s 2010 Equity Incentive Plan (the “2010 Plan”) as of the date of the applicable annual meeting of stockholders, and the number of shares awarded as RSUs is calculated based on the closing price of the Company’s shares on the date of the applicable annual meeting. In addition, the issuance of shares of the Company’s common stock underlying an award of RSUs will not occur until thirty (30) days after the earlier of (i) separation of such non-employee director’s service to the Company (as described in Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986 (the “code”) and related guidance thereunder) or (ii) a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (as described in Internal Revenue Code Section 409A(a)(2)(A)(v) and related guidance thereunder).

In December 2010, the Board of Directors adopted a non-employee director deferred compensation program to begin in 2011. Participating directors may elect to receive 50% or 100% of the cash value of their Covered Fees in the form of fully vested, restricted stock units plus an additional premium on such percentage of the Covered Fees as additional restricted stock units, which are subject to a one-year vesting requirement (the “Premium RSUs”). The additional premium applicable to the Premium RSUs shall be determined based on the length of time of the deferral period (between the date of grant and the date the shares of common stock underlying the RSUs are selected to be issued) selected by the participating director as follows: (i) if one (1) year from the date of grant, a premium of 10% on the amount deferred of the Covered Fees, (ii) if two (2) years from the date of grant, a premium of 20% on the amount deferred of the Covered Fees, or (iii) if four (4) years from the date of grant, a premium of 30% on the amount deferred of the Covered Fees.

The table below illustrates the amount deferred, deferral period and amount of Covered Fees RSUs and Premium RSUs granted to each non-employee director for 2011:

Name	Amount Deferred	Deferral Period	Covered Fees RSUs	Premium RSUs
Thomas D. Brown	100%	4 years	2,692	807
Kenneth F. Buechler, Ph.D.	100%	2 years	2,172	434
Rod F. Dammeyer	100%	2 years	3,212	642
Mary Lake Polan, M.D., Ph.D., M.P.H.	50%	4 years	1,086	325
Mark A. Pulido	—	—	—	—
Jack W. Schuler	100%	4 years	2,692	807

Periodic Equity Awards

The Board of Directors periodically assesses potential equity awards to non-employee directors in lieu of an annual automatic grant of stock options, as contemplated under the 2010 Plan. The Board of Directors suspended the automatic grants in May 2004 on an indefinite basis.

On May 10, 2011, the Board of Directors approved stock option and RSU grants, based on a 50/50 split between options and RSUs calculated on a 3:1 basis, to each of the Company’s non-employee directors as follows: (i) a grant of 10,239 stock options and 3,413 RSUs to the Chairman of the Board (with a Black-Scholes value of approximately $6.19 per option as of the grant date and a fair value based on the closing price of our common stock per RSU on the date of grant) and (ii) a grant of 7,800 stock options and 2,600 RSUs to each of the Company’s other non-employee directors (with a Black-Scholes value of approximately $6.19 per option as of the grant date and a fair value based on the closing price of our common stock per RSU on the date of grant). The stock options and RSUs vest upon the earlier of (x) immediately prior to the annual meeting of the Company’s stockholders in 2012, or (y) the one-year anniversary of the grant date. The exercise price for the stock options was equal to the closing price of the Company’s common stock as of the grant date in accordance with the 2010 Plan. The options have a ten-year term.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Thomas D. Brown	8,800	88,009	48,282	145,091
Kenneth F. Buechler, Ph.D.	8,800	75,123	48,282	132,205
Rod F. Dammeyer	8,800	93,131	48,282	150,213
Mary Lake Polan, M.D., Ph.D., M.P.H.	24,475	57,879	48,282	130,636
Mark A. Pulido	92,400	49,250	63,379	205,029
Jack W. Schuler	8,800	88,009	48,282	145,091

(1)	This column reports the amount of cash compensation paid in 2011 for Board service.
(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fair value of the RSUs granted in 2011, in accordance with ASC Topic 718. Fair value is calculated using the closing price of our common stock on the date of grant. At December 31, 2011, the aggregate number of restricted stock awards, including RSUs, held by each Director was: Mr. Brown 34,885; Dr. Buechler 13,626; Mr. Dammeyer 18,711; Dr. Polan 25,104; Mr. Pulido 25,371; and Mr. Schuler 21,407.
(3)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fair value of stock options granted to the directors in 2011. The fair value was estimated using the Black-Scholes option-pricing model in accordance with ASC Topic 718. The fair value per option granted in 2011 was $6.19 per option, based on assumptions of 5.24 years expected life, expected volatility of 0.46, a risk-free rate of 1.58% and zero dividend yield. At December 31, 2011, the aggregate number of option awards held by each Director was: Mr. Brown 74,549; Dr. Buechler 55,070; Mr. Dammeyer 69,067; Dr. Polan 81,817; Mr. Pulido 103,794; and Mr. Schuler 69,067.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of March 20, 2012 by (i) those known to be the beneficial owners of more than five percent (5%) of our outstanding common stock, (ii) each of the current directors and nominees for director, (iii) each of the Company’s current executive officers named in the Summary Compensation Table herein and (iv) all directors and Named Executive Officers as a group. On March 20, 2012, there were 33,085,745 shares of our common stock outstanding.

	Beneficial Ownership of Common Stock(1)(2)
Name	Number of Shares	Percent of Class
Beneficial Owners
FMR LLC(3)	4,768,916	14.4%
82 Devonshire Street
Boston, Massachusetts 02109
Entities affiliated with Larry N. Feinberg(4)	3,272,243	9.9%
Oracle Associates LLC
200 Greenwich Avenue, 3rd Floor
Greenwich, Connecticut 06820
T. Rowe Price Associates, Inc.(5)	2,673,450	8.1%
100 E. Pratt Street
Baltimore, Maryland 21202
Directors and Nominees for Director
Thomas D. Brown(6)	103,952	*
Douglas C. Bryant(7)	921,952	2.7%
Kenneth F. Buechler, Ph.D.(8)	68,696	*
Rod F. Dammeyer(9)	137,778	*
Mary Lake Polan, M.D., Ph.D., M.P.H.(10)	113,921	*
Mark A. Pulido(11)	129,165	*
Jack W. Schuler(12)	4,552,743	13.7%
Named Executive Officers
Robert J. Bujarski, J.D.(13)	154,628	*
John M. Radak(14)	244,295	*
Timothy T. Stenzel, M.D., Ph.D.(15)	38,715	*
Randall J. Steward	—	—
John D. Tamerius, Ph.D.(16)	215,807	*
All directors and executive officers as a group (12 persons)(17)	6,681,652	19.2%

*	Less than one percent
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise noted, and subject to applicable community property laws, each executive officer and director has sole voting and dispositive power with respect to the shares indicated. The address for our directors and executive officers is c/o Quidel Corporation, 10165 McKellar Court, San Diego, CA 92121.
(2)	Shares of common stock subject to options exercisable on or within 60 days of March 20, 2012 are deemed outstanding for computing the number of shares and the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
(3)	Based on information reported in Amendment No. 5 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2012. Pursuant to the instructions in item 7 of Schedule 13G, Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 4,768,916 shares of common stock as a result of acting as investment adviser to various investment companies as of December 31, 2011.
(4)	Based on information reported in Amendment No. 9 to Schedule 13G filed with the Securities and Exchange Commission on February 7, 2012 by Oracle Partners, L.P., Oracle Associates, LLC and Larry N. Feinberg in which Mr. Feinberg reported beneficial ownership of 3,272,243 shares of common stock with respect to which he has sole voting and dispositive power of 25,000 shares and shared voting and dispositive power of 3,247,243 shares as of December 31, 2011.
(5)

Based on information reported in Amendment No. 9 to Schedule 13G filed with the Securities and Exchange Commission on February 9, 2012 by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. (collectively, “Price

Associates”), in which T. Rowe Price Associates, Inc. reported beneficial ownership of 2,673,450 shares of common stock with respect to which T. Rowe Price Associates, Inc. has sole voting power of 504,350 shares and sole dispositive power of 2,673,450 shares as of December 31, 2011. T. Rowe Price Small-Cap Value Fund, Inc. reported sole voting power of 2,155,000 of such shares and no dispositive power as of December 31, 2011.
(6)	Includes 69,067 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2012 and 3,499 shares of common stock underlying an equal number of restricted stock units issuable upon vesting on or within 60 days of March 20, 2012. In addition, 17,558 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.
(7)	Includes 706,638 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2012, 37,884 restricted shares for which the individual has voting rights, but does not have dispositive power over such shares and 21,216 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.
(8)	Includes 55,070 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2012 and 2,606 shares of common stock underlying an equal number of restricted stock units issuable upon vesting on or within 60 days of March 20, 2012. In addition, 11,020 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.
(9)	Includes 69,067 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2012 and 3,854 shares of common stock underlying an equal number of restricted stock units issuable upon vesting on or within 60 days of March 20, 2012. In addition, 13,219 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.
(10)	Includes 81,817 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2012 and 1,411 shares of common stock underlying an equal number of restricted stock units issuable upon vesting on or within 60 days of March 20, 2012. In addition, 8,763 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.
(11)	Includes 103,794 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2012 and 10,441 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.
(12)	Includes 441,961 shares that are held indirectly by the Schuler Family Foundation, 683,843 shares that are held indirectly by three family trusts of his adult children and 65,000 shares held indirectly by Mr. Schuler’s spouse. Mr. Schuler disclaims beneficial ownership of the 441,961 shares held indirectly by the Schuler Family Foundation, the 683,843 shares that are held indirectly by three family trusts of his adult children and the 65,000 shares held by his spouse, except to the extent of his pecuniary interest in such shares, if any. In addition, includes 69,067 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2012 and 3,499 shares of common stock underlying an equal number of restricted stock units issuable upon vesting on or within 60 days of March 20, 2012. Also includes 16,270 shares of common stock underlying an equal number of fully vested restricted stock units for which Mr. Schuler has no voting or dispositive power over such shares.
(13)	Includes 99,231 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2012, 13,183 restricted shares for which the individual has sole voting rights but does not have dispositive power over such shares and 3,477 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.
(14)	Includes 220,901 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2012, 4,749 restricted shares for which the individual has sole voting rights but does not have dispositive power over such shares and 3,454 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.
(15)	Includes 21,023 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2012 and 14,980 restricted shares for which the individual has sole voting rights but does not have dispositive power over such shares.
(16)	Includes 162,145 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2012, 4,303 restricted shares for which the individual has sole voting rights but does not have dispositive power over such shares and 3,145 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.

(17)	All directors and executive officers as a group, including 1,657,820 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2012 and 14,869 shares of common stock underlying an equal number of restricted stock units issuable upon vesting on or within 60 days of March 20, 2012. In addition, 108,563 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.

With the exception of information relating to stock options, restricted stock and restricted stock units we issued, all information with respect to beneficial ownership of shares of common stock referred to in this section is based on filings made by the respective beneficial owners with the Securities and Exchange Commission or information the beneficial owners provided to us.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The core objectives of our executive compensation program are to (1) support our mission, values and corporate strategies by a “pay for performance” philosophy that provides incentives to our executive officers and employees for support of these core principles; (2) align the interests of management with those of our other stockholders; and (3) attract, retain and motivate high quality executives. Towards these objectives, our compensation program is designed with the following principles:

•

Provide an opportunity for the Company to communicate to our executive officers and employees our performance expectations and priorities directly through the selection of performance measures on which compensation is based, and calibrate payouts with achievement of those performance measures;

•	Align pay such that management shares in value created from their efforts, and the Company’s compensation expense is correlated to its profitability and stockholder returns;

•	Balance rewards appropriately between efforts and results;

•	Offer a competitive total compensation opportunity; and

•	Have a significant portion of total compensation paid to our executive officers in equity and dependent upon the achievement of performance goals of the Company.

Our compensation program focuses on both short and long-term results and is composed of three key elements: (1) base salaries, which reflect individual performance and responsibilities, (2) annual cash incentive opportunities, which are a function of the performance of the Company, and (3) longer-term stock-based incentive opportunities under our equity incentive plans, generally in the form of stock options or restricted stock or unit grants, which link the interests of senior management with our other stockholders. Each of our compensation elements is designed to simultaneously fulfill one or more of our core objectives.

When setting compensation for fiscal 2012 and in determining compensation policies, the Compensation Committee took into account the results of the shareholder advisory votes on executive compensation that took place in May 2011. In those votes, which were advisory and not binding, our shareholders approved the compensation of our Named Executive Officers as disclosed in the Proxy Statement for the 2011 Annual Meeting of Shareholders and recommended to hold advisory votes on an annual basis. The Compensation Committee considered the results of the advisory vote, approximately 93% of votes cast approved of the compensation of our named executive officers. Our next shareholder advisory vote on executive compensation will be at our 2013 annual meeting of stockholders.

Administration

The Compensation Committee of the Board of Directors administers the Company’s executive compensation programs and approves (or recommends to the Board of Directors for approval) salaries of all officers, including those of the executive officers named in the Summary Compensation Table. The Compensation Committee is responsible for reporting to the Board of Directors and administering all other elements of executive compensation, including annual cash incentive and equity awards.

Compensation Plan Design and Key Elements Used to Achieve Compensation Objectives

The cash components of salary and annual incentive bonus are targeted to be moderate, yet competitive in relation to salaries and annual incentive bonuses paid to officers in similar positions in comparable companies.

Our longer-term 2010 incentive stock-based awards were awarded to each participating officer in the form of either (at the officer’s election): (i) 100% of the award dollar value (based on a Black-Scholes calculation) in non-qualified stock options; or (ii) a split of the award dollar value (based on a Black-Scholes calculation) equally (50/50) between non-qualified stock options and time-based restricted stock. The dollar value of the awards was designed to be competitive with comparable companies based on the responsibilities of the executives. The vesting for the stock options and time-based restricted stock awards is over a four-year period with 50% vesting on the second anniversary of the grant date and the remainder vesting 25% annually thereafter. In setting each executive’s compensation, the Compensation Committee also considers the scope of the executive’s responsibilities, leadership abilities and effectiveness, and management experience. In addition, the Compensation Committee incorporates flexibility into our programs and the assessment process to respond to the evolving business environment. Total compensation therefore has significant variability based on the Company’s success in any given year and the Compensation Committee’s assessment of such individual’s contribution to that success.

Our 2011 long-term equity incentive program for our Named Executive Officers included incentive stock-based awards in the form of both non-qualified stock options and performance-based restricted stock units. The vesting for the non-qualified stock option awards is over a four-year period with 50% vesting on the second anniversary of the grant date and the remainder vesting 25% annually thereafter. The stock options have an exercise price equal to the closing price of the Company’s common stock on the date of grant. The restricted stock units have cliff vesting at the end of three years, and vesting is dependent on meeting specific EPS goals at the end of the three year term.

Our 2012 long-term equity incentive program for our Named Executive Officers includes incentive stock-based awards in the form of both non-qualified stock options and performance-based restricted stock units. The vesting for the non-qualified stock option awards is over a four-year period with 50% vesting on the second anniversary of the grant date and the remainder vesting 25% annually thereafter. The stock options have an exercise price equal to the closing price of the Company’s common stock on the date of grant. The restricted stock units have cliff vesting at the end of three years, and vesting is dependent on meeting specific EPS goals at the end of the three year term.

The Compensation Committee engaged a third party compensation consultant in mid-2010. Frederick W. Cook & Co. assisted in structuring and reviewing the Company’s compensation programs for 2011, including competitiveness of base salaries, short-term cash incentives, and both short-term and long-term equity incentive programs. Final executive compensation design took into account the analysis provided by Frederick W. Cook & Co., as well as market data from a variety of sources, including the annual Radford Global Life Sciences Survey and a comparative group of publicly-traded companies. The Radford Global Life Sciences Survey provides data from participating companies with respect to their compensation practices in numerous areas and with respect to various positions, including senior management positions. We use these data in reviewing and assessing our executive compensation policies. The companies in the public company peer group were selected based on various factors, including industry, market capitalization and revenues. The companies in the peer group for 2011 were:

Abaxis, Inc.	Luminex Corporation

Celera Corporation	Meridian Bioscience Inc.

Cepheid	Merit Medical Systems, Inc.

Clarient	Myriad Genetics, Inc.

Conceptus	Natus Medical

Genomic Health, Inc.	Orasure Technologies, Inc.

Genoptix, Inc.	Orchid Cellmark, Inc.

Immucor, Inc.

IRIS International

Our Compensation Committee utilizes management (and from time to time independent compensation consultants) to gather such market data and provide appropriate analyses. The Compensation Committee does not have a philosophy of setting compensation based on specific formulaic benchmarking comparisons.

Base Salary

Base salaries are reviewed annually and are targeted to be moderate, yet competitive in relation to salaries paid to officers in similar positions in comparable companies. With the exception of the Chief Executive Officer, whose performance is reviewed directly by the Board of Directors, performance of all other executive officers is reviewed annually by the Chief Executive Officer in consultation with the Compensation Committee (and/or the Board of Directors).

In 2011, in connection with the setting of the base salary of our executive officers, the Compensation Committee considered peer group analysis provided by Frederick W. Cook & Co. and also examined survey data for executives with similar responsibilities in comparable companies in the medical device/diagnostics and biotechnology industries, using the 2010 Radford Global Life Sciences Survey, for companies between 150 and 500 employees with a slight adjustment to increase for 2011. The base salaries of each of our executive officers were set taking into account comparable data for salaries relevant for their positions, and then modified to further take into account our executive officers’ experience and skills.

Annual Cash Incentive Awards

Our annual cash incentive program provides the potential for receipt of competitive levels of annual incentive cash compensation and is designed to reward senior management for their contributions to annual corporate objectives. Under our annual cash incentive program, each participating officer is entitled to receive a cash bonus based on achievement of certain corporate goals in the particular fiscal year. Goals and payouts are calibrated to strike the appropriate balance between being reasonably achievable, and thereby motivating executives, while targeting improved performance. The balance is intended to ensure that the Company receives an appropriate return on its annual incentive investment. The corporate performance goals are selected to require sustained performance and results from senior management that are not easily achievable without extra effort from each individual. Each eligible executive’s potential annual award under the annual cash incentive program is expressed as a percentage of base salary earned by the individual during the fiscal year.

Under our traditional annual cash incentive compensation program, the target bonus for our Chief Executive Officer is 80% of salary, for all participating Senior Vice Presidents, 40% of salary, and for all participating Vice Presidents, 30% of salary. In early 2010, the Compensation Committee adopted the 2010 Leadership Incentive Compensation Plan (the “2010 Cash Incentive Plan”) which tied payment of incentives to achievement of financial metrics, weighted 60% based on revenue and 40% based on achievement of EBITDA goals. In light of the Company’s 2010 financial results, the Compensation Committee determined that thresholds for payment were not reached and no awards would be made under the 2010 Cash Incentive Plan relating to our 2010 fiscal year.

In December 2010, the Compensation Committee approved the 2011 Leadership Incentive Compensation Plan (the “2011 Cash Incentive Plan”). The 2011 Cash Incentive Plan was designed to provide a broader array of incentives for our executive officers and management beyond the traditional objectives used in prior years, which had typically consisted of revenue and EBITDA goals. The Compensation Committee determined it was more appropriate to provide a broader array of incentive targets rather than simply revenue and EBITDA goals recognizing that fluctuations in the severity of an influenza season impacts the Company’s results, yet the severity of an influenza season is otherwise outside the control of our executive officers and management. Moreover, the 2011 Cash Incentive Plan was designed to encourage improved performance in objectives not related to the intensity of any given flu season and by doing so, is designed to improve long-term performance and results for the Company and its stockholders.

The 2011 Cash Incentive Plan consists of the four components (1) revenue performance on core products; (2) revenue performance on new products; (3) earnings-per-share (“EPS”); and (4) defined corporate or individual impact goals. Each component of the 2011 Cash Incentive Plan includes targets at minimum, plan/target, and maximum payout. The minimum targets serve as the threshold upon which the incentive pool will begin to fund for that component. Achievement of the components at plan/target will earn the target cash incentive opportunity. Payouts will be calculated along a linear continuum from minimum to plan/target and from plan/target to maximum with the maximum target serving as the point at which the management team will earn the highest possible cash incentive opportunity. The minimum target must be met in order for a portion of the bonus to be paid relative to any one of the four components and each component will be measured separately. The Compensation Committee may adjust the targets to take into account acquisitions and the variability in severity of the influenza season (so that management is neither enriched nor penalized for factors outside management’s control). In addition, the number of shares outstanding upon the adoption of the 2011 Cash Incentive Plan will be used for calculating EPS so that changes in the number of shares outstanding do not impact the EPS metric used to calculate that component. The Compensation Committee also retains the right to exercise discretion to award bonuses at the amount funded by the formula provided under the 2011 Cash Incentive Plan.

The following table represents the threshold, target and maximum bonus for each of the Company’s Named Executive Officers as a percent of such employee’s annual base salary:

Executive Officer	Threshold	Target	Maximum
Douglas C. Bryant President and CEO	0%	80%	120%
Randall J. Steward Chief Financial Officer	0%	40%	60%
Robert J. Bujarski SVP, Business Development and General Counsel	0%	40%	60%
Timothy Stenzel, M.D./Ph.D. Chief Scientific Officer	0%	40%	60%
John D. Tamerius, Ph.D. SVP, Clinical/Regulatory	0%	40%	60%

Bonus payouts to our executive officers for 2011 were based seventy (70%) percent on achievement of revenue performance and EPS goals and thirty (30%) percent on corporate impact goals.

In February 2012, the Compensation Committee approved payout, effective March 2, 2012, to executive officers under the 2011 Cash Incentive Plan for achievement of revenue performance and EPS goals and corporate impact goals at 84.8% of target. Achievement of the revenue performance and EPS goals was at 59.8% of a possible 70% and achievement of the corporate impact goals was at 25% of a possible 30%. The bonuses earned by Messrs. Bryant, Radak, Bujarski, Stenzel and Tamerius were $327,016, $104,963, $105,651, $101,564 and $95,561, respectively. Mr. Steward was not eligible for a payout in 2011 under the terms of the 2011 Cash Incentive Plan.

Similar to the 2011 Cash Incentive Plan, the 2012 Leadership Incentive Compensation Plan (the “2012 Cash Incentive Plan”) consists of the four components (1) revenue performance on core products; (2) revenue performance on new products; (3) earnings-per-share (“EPS”); and (4) defined corporate or individual impact goals. Each component of the 2012 Cash Incentive Plan includes targets at minimum, plan/target, and maximum payout. The minimum targets serve as the threshold upon which the incentive pool will begin to fund for that component. Achievement of the components at plan/target will earn the target cash incentive opportunity. Payouts will be calculated along a linear continuum from minimum to plan/target and from plan/target to maximum with the maximum target serving as the point at which the management team will earn the highest possible cash incentive opportunity. The minimum target must be met in order for a portion of the bonus to be paid relative to any one of the four components and each component will be measured separately. The Compensation Committee may adjust the targets to take into account acquisitions and the variability in severity of the influenza season (so that management is neither enriched nor penalized for factors outside management’s control). In addition, the number of shares outstanding upon the adoption of the 2012 Cash Incentive Plan will be used for calculating EPS so that changes in the number of shares outstanding do not impact the EPS metric used to calculate that component. The Compensation Committee also retains the right to exercise discretion to award bonuses at the amount funded by the formula provided under the 2012 Cash Incentive Plan.

The following table represents the threshold, target and maximum bonus for each of the Company’s Named Executive Officers as a percent of such employee’s annual base salary:

Executive Officer	Threshold	Target	Maximum
Douglas C. Bryant President and CEO	0%	80%	120%
Randall J. Steward Chief Financial Officer	0%	40%	60%
Robert J. Bujarski SVP, Business Development and General Counsel	0%	40%	60%
Timothy Stenzel, M.D./Ph.D. Chief Scientific Officer	0%	40%	60%
John D. Tamerius, Ph.D. SVP, Clinical/Regulatory	0%	40%	60%

Bonus payouts to our executive officers will be based seventy (70%) percent on achievement of revenue performance and EPS goals and thirty (30%) percent on corporate impact goals.

Each of the above officers was also eligible to elect to participate in the Company’s 2012 Employee Deferred Bonus Compensation Program (the “Deferred Program”) with respect to any payments received under the 2012 Cash Incentive Plan. Electing officers could elect to receive 50% or 100% of the cash value of his 2012 cash bonus (the “Covered Bonus”) (payable (if applicable) per the terms and conditions of the 2012 Cash Incentive Plan) in the form of fully vested, restricted stock units (the “Converted RSUs”) plus an additional premium on such percentage of the Covered Bonus as additional restricted stock units, which are subject to a one-year vesting requirement (the “Premium RSUs”). The additional premium applicable to the Premium RSUs will be determined based on the length of time of the deferral period (between the date of grant and the date the shares of common stock underlying the Converted RSUs are selected to be issued) selected by the participating employee as follows: (i) if one (1) year from the date of grant, a premium of 10% on the amount deferred of the Covered Bonus, (ii) if two (2) years from the date of grant, a premium of 20% on the amount deferred of the Covered Bonus, or (iii) if four (4) years from the date of grant, a premium of 30% on the amount deferred of the Covered Bonus.

Elections for the 2012 Deferred Program, which are now irrevocable, were made by the following executive officers:

Executive Officer	Amount Deferred	Deferral Period
Douglas C. Bryant	50%	4 years
President and CEO

Randall J. Steward	0%	N/A
Chief Financial Officer

Robert J. Bujarski	50%	4 years
SVP, Business Development and General Counsel

Timothy Stenzel, M.D./Ph.D.	0%	N/A
Chief Scientific Officer

John D. Tamerius, Ph.D.	0%	N/A
SVP, Clinical/Regulatory

The Converted RSUs will be fully vested on the grant date. The Premium RSUs will be fully vested on the first anniversary of the grant date. Subject to the terms and conditions in the grant award agreement, the issuance of the shares of common stock underlying Converted RSUs will be issued as soon as administratively practicable after the earliest of: (1) the end of the deferral period selected by the participating employee, (2) the participating employee’s separation from service to the Company, and (3) a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (a “Change in Control”). The shares of common stock underlying the Premium RSUs will have the same applicable issuance periods as outlined in the foregoing sentence for Converted RSUs with acceleration of the one-year vesting requirement in connection with a Change in Control, provided, however, that if a participating employee’s service is terminated for any reason (outside of a Change in Control) prior to the one-year vesting requirement, the Premium RSUs shall be forfeited and cancelled as of the date of such termination of service.

Longer-Term Equity Incentive Awards

Longer-term equity-based incentive awards in the form of stock options and/or restricted stock are intended to align the interests of management with those of the Company’s other stockholders and promote retention of our executives by using continued service as a requirement to receive the value of the awards. The number of stock options and/or shares of restricted stock granted is related to the individual’s level of responsibility and allows executives to share in the value they help create. Generally, the Compensation Committee does not consider an executive’s stock holdings or outstanding equity awards in determining the number of equity awards to be granted. The Compensation Committee believes that the Company’s executive officers should be fairly compensated each year relative to market pay levels of the Company’s peer group. The Compensation Committee views longer-term equity incentives as a primary compensation means for retaining executives.

Our 2012 long-term equity incentive program for our Named Executive Officers, similar to the 2011 long-term equity incentive program, includes incentive stock-based awards in the form of both non-qualified stock options and performance-based restricted stock units. The vesting for the non-qualified stock option awards is over a four-year period with 50% vesting on the second anniversary of the grant date and the remainder vesting 25% annually thereafter. The stock options have an exercise price equal to the closing price of the Company’s common stock on the date of grant. The restricted stock units have cliff vesting at the end of three years, and vesting is dependent on meeting specific EPS goals in fiscal year 2014. In addition, in the event that the Company achieves certain elevated performance metrics prior to the end of the three year vesting period (defined by the Compensation Committee with pre-determined elevated EPS targets in either 2012 or 2013), the performance-based restricted stock units will be deemed to have met the performance requirements and will convert to time-based vesting for the remainder of the three year term.

Our 2011 long-term equity incentive program for our Named Executive Officers includes incentive stock-based awards in the form of both non-qualified stock options and performance-based restricted stock units. The vesting for the non-qualified stock option awards is over a four-year period with 50% vesting on the second anniversary of the grant date and the remainder vesting 25% annually thereafter. The stock options have an exercise price equal to the closing price of the Company’s common stock on the date of grant. The restricted stock units have cliff vesting at the end of three years, and vesting is dependent on meeting specific EPS goals in fiscal year 2013. In addition, in the event that the Company achieves certain elevated performance metrics prior to the end of the three year vesting period (defined by the Compensation Committee with pre-determined elevated EPS targets in either 2011 or 2012), the performance-based restricted stock units will be deemed to have met the performance requirements and will convert to time-based vesting for the remainder of the three year term. Following is a summary of the 2011 long-term equity incentive program awards made to our Named Executive Officers:

Executive Officer	Dollar Value of Aggregate Award	Number of Options/Performance Based Restricted Stock Units (RSUs)
Douglas C. Bryant	$840,274	28,639	RSUs
President and CEO		85,918	Options

John M. Radak	$216,646	8,333	RSUs
Chief Financial Officer		20,000	Options

Robert J. Bujarski	$293,400	10,000	RSUs
SVP, Business Development and General Counsel		30,000	Options

Timothy Stenzel, M.D./Ph.D.	$293,400	10,000	RSUs
Chief Scientific Officer		30,000	Options

John D. Tamerius, Ph.D.	$244,496	8,333	RSUs
SVP, Clinical/Regulatory		25,000	Options

Per his Transition Agreement, Mr. Radak remains an “at will” employee of the Company until the earlier of his start date with another Company or July 31, 2012 upon the earlier of which his employment with the Company will terminate. Mr. Radak’s outstanding equity awards continue to vest until his employment with the Company ends as described above.

Equity Ownership Guidelines

To further align the interests of our directors and executives with those of our other stockholders, the Board of Directors adopted share ownership guidelines in 2004. Under these guidelines, each non-employee director, the Chief Executive Officer, each Senior Vice President and each Vice President is required to retain and hold 50% of the shares acquired under any equity incentive award granted on or after March 19, 2004 (after subtracting shares sold to pay for option exercise costs, and relevant federal and state taxes which are assumed to be at the highest marginal tax rates). In addition, the foregoing share retention rule applies unless such director or officer beneficially owns shares with a value at or in excess of the following share ownership guidelines:

•	Chief Executive Officer — 3 times then-current annual base salary,

•	Senior Vice Presidents — 2 times then-current annual base salary,

•	Vice Presidents — 1 times then-current annual base salary, and

•	Non-employee directors — 2 times then-current annual cash retainer.

The value of an individual’s shares for purposes of the share ownership guidelines is deemed to be the greater of the then-current fair market value of the stock, or the individual’s cost basis in the stock. Shares counted in calculating the share ownership guidelines include shares beneficially owned outright, whether from open market purchases, purchases through the 1983 Employee Stock Purchase Plan, shares retained after option exercises, and shares of restricted stock that have no further restrictions remaining. In addition, in the case of vested, unexercised, in-the-money stock options, the in-the-money value of the stock options will be included in the share ownership guidelines calculation. Directors, the Chief Executive Officer, Senior Vice Presidents and Vice Presidents have five years from their election, hire or promotion to satisfy the share ownership guidelines.

Employment and Severance Agreements

We have entered into change of control agreements with each of our executive officers. We have entered into the change in control agreements in order to foster our executive officers’ objectivity in making decisions with respect to any pending or threatened change in control transaction and to alleviate certain risks and uncertainties with regard to our executive officers’ financial and professional security that might be created by a pending or threatened change in control transaction. The details of the change in control agreements and any employment or severance arrangements entered into with our executive officers are provided under “Employment, Change in Control and Severance Arrangements” below in this Proxy Statement.

Tax Deductibility of Compensation

The Compensation Committee attempts to structure the compensation program to achieve deductibility under Section 162(m) of the Code, unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m) of the Code. Thus, deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

Stock Option Grant Practices

As described above, the Company uses stock options as part of its overall compensation program. The stock option awards provide individuals with the right to purchase a specified number of shares of the Company’s stock at a specific price. The Company sets the exercise price of the stock options that it awards at or above the closing price of the Company’s stock on the grant date. Accordingly, the option grant will have value to the individual only if he or she continues in our service during the vesting period and then generally only if and to the extent that the market price of the underlying shares of common stock appreciates over the option term.

Awards of equity-based compensation to our executive officers, such as options, are determined and approved by the Board of Directors or the Compensation Committee. Equity grants are typically made at the time of hire for executives and then annually as part of the overall executive compensation review. The specific terms of the awards are determined based on the position of the individual in the organization and as part of the applicable annual equity incentive program.

New hire grants are approved by the Board of Directors or the Compensation Committee when the executive’s hire is approved, with the actual option grant issued on the first date of employment and the exercise price of such options being set at the closing price of the Company’s common stock on that date. Annual performance grants made as part of the overall executive compensation program are generally made as of the date of Board or Compensation Committee approval. This typically occurs prior to the end of the first quarter, with grants effective on the date of Board or Compensation Committee approval and at a price at or above the closing price on the grant date.

Options granted to the Company executives typically vest over a four-year period. Generally, vesting ends when employment ends and the executive has 90 days following the end of employment within which to exercise any vested stock options.

Perquisites and Other Benefits

The Compensation Committee believes that the Named Executive Officers should participate in the same benefit programs as the Company’s other employees and that special executive perquisites should be minimal. Consistent with this philosophy, the Named Executive Officers participate in the Company’s employee benefit plans on the same terms as other employees. These plans include medical and dental insurance, disability coverage, life insurance, the employee stock purchase plan and the 401(k) Plan.

Compensation of the Chief Executive Officer

Our Chief Executive Officer participates in the same executive compensation program provided to our other executive officers and senior management as described above. The Compensation Committee’s approach to setting compensation for the Chief Executive Officer is to be competitive with comparable companies and to have a significant portion of total compensation depend upon the achievement of performance goals for the Company.

In March 2011, the Compensation Committee approved an increase in the annual base salary for Mr. Bryant from $468,000 to $482,040. As described above, the Compensation Committee approved payout, effective March 2, 2012, under the 2011 Cash Incentive Plan for achievement of revenue performance and EPS goals and corporate impact goals at 84.8% of target, and accordingly, Mr. Bryant earned a payout of $327,016. As discussed above under the caption “Executive Compensation — Compensation Discussion and Analysis — Longer-Term Equity Incentive Awards,” in 2011 Mr. Bryant was awarded 28,639 performance-based restricted stock units and 85,918 non-qualified stock options having an aggregate value of $840,274.

Compensation of the Other Named Executive Officers

In March 2011, the Compensation Committee approved an increase in the base salaries of the Company’s other Named Executive Officers, with the exception of Mr. Steward’s base salary, which went into effect in October 2011 based on his employment agreement. Base salaries were approved as follows:

Executive Officer	Prior Base Salary	2011 Base Salary
Randall J. Steward	—	$300,000
Chief Financial Officer

John M. Radak	$300,429	$309,442
Chief Financial Officer

Robert J. Bujarski	$302,400	$311,472
SVP, Business Development and General Counsel

Timothy T. Stenzel, M.D./Ph.D.	$290,700	$299,421
Chief Scientific Officer

John D. Tamerius, Ph.D.	$273,520	$281,726
SVP, Clinical/Regulatory

Mr. Steward was hired in October 2011 and earned a total of $57,519 in base pay in 2011.

As described above, the Compensation Committee approved payout, effective March 2, 2012, under the 2011 Cash Incentive Plan for achievement of revenue performance and EPS goals and corporate impact goals at 84.8% of target, and accordingly, Messrs. Radak, Bujarski, Stenzel and Tamerius earned a payout of $104,963, $105,651, $101,564 and $95,561, respectively. Mr. Steward was not eligible for a payout in 2011 under the terms of the 2011 Cash Incentive Plan.

As discussed above under the caption “Executive Compensation — Compensation Discussion and Analysis — Longer-Term Equity Incentive Awards,” in 2011, Messrs. Radak, Bujarski, Stenzel, and Tamerius were awarded shares of performance-based restricted stock units and non-qualified stock options. In 2011 and as part of his new hire grant, Mr. Steward was awarded shares of time-based restricted stock units and non-qualified stock options based on the terms of his employment agreement. In 2011 performance-based restricted stock units and non-qualified stock options were awarded to other Named Executive Officers as follows:

Executive Officer	Dollar Value of Aggregate Award	Number of Options/Restricted Stock Units (RSUs)
Randall J. Steward	$666,600	15,000 RSUs
Chief Financial Officer		60,000 Options

John M. Radak	$216,646	8,333 RSUs
Chief Financial Officer		20,000 Options

Robert J. Bujarski	$293,400	10,000 RSUs
SVP, Business Development and General Counsel		30,000 Options

Timothy T. Stenzel, M.D./Ph.D.	$293,400	10,000 RSUs
Chief Scientific Officer		30,000 Options

John D. Tamerius, Ph.D.	$244,496	8,333 RSUs
SVP, Clinical/Regulatory		25,000 Options

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed the “Compensation Discussion and Analysis” and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” section be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and this Proxy Statement. This report is provided by the following independent directors, who comprise the Compensation Committee:

Compensation Committee

Thomas D. Brown (Chairman)
Mary Lake Polan, M.D., Ph.D., M.P.H.
Jack W. Schuler

This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this report.

Summary Compensation Table

The following table sets forth information relating to fiscal years 2011, 2010 and 2009 compensation of our Chief Executive Officer, Chief Financial Officer, and three other most highly paid persons serving as executive officers as of December 31, 2011 and our former Chief Financial Officer.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non- Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)

Douglas C. Bryant	2011	479,880	—	458,380	478,563	327,016	8,468	1,752,307
President and CEO(7)	2010	482,538	—	406,350	397,634	—	8,516	1,295,038
	2009	398,077	328,438	1,236,000	4,585,275	—	390,446	6,938,236

Randall J. Steward	2011	57,519	—	249,000	417,600	—	546	724,665
Chief Financial Officer(8)	2010	—	—	—	—	—	—	—
	2009	—	—	—	—	—	—	—

John M. Radak,	2011	308,055	—	105,246	111,400	104,963	8,711	638,375
Chief Financial Officer(9)	2010	310,031	—	145,453	146,569	—	33,857	635,910
	2009	290,270	116,108	—	294,240	—	33,241	733,859

Robert J. Bujarski,	2011	310,076	—	142,143	167,100	105,651	8,016	732,986
SVP, Business Development and General Counsel	2010	311,261	—	146,441	145,422	—	7,850	610,974
	2009	288,000	115,200	72,004	218,956	—	6,864	701,024

Timothy T. Stenzel	2011	298,079	—	126,300	202,250	101,564	8,516	736,709
Chief Scientific Officer(10)	2010	300,785	—	142,501	143,902	—	8,110	595,298
	2009	86,596	—	162,392	162,494	—	199,756	611,238

John D. Tamerius	2011	280,464	—	114,800	174,400	95,561	93,768	758,993
SVP, Clinical/Regulatory	2010	282,017	—	131,646	132,796	—	55,318	601,777
	2009	263,000	105,200	—	266,597	—	92,471	727,268

(1)	The amounts shown include cash compensation the executive officers earned or which was deferred pursuant to our 401(k) Plan. Fiscal year 2010 also includes cash compensation deferred pursuant to our Q4 2010 Employee Deferred Compensation Program as described in the Nonqualified Deferred Compensation Program table.
(2)	For fiscal year 2009, the Compensation Committee determined not to adopt a formal annual cash incentive program and instead implemented a discretionary award program. The Compensation Committee approved the grant of discretionary cash awards to the Company’s executive officers at customary target levels of 80% of salary for Mr. Bryant (prorated based on time of employment) and 40% of salary for Mr. Radak, Mr. Bujarski and Dr. Tamerius. Cash payments were made in February 2010, following the year in which the bonuses were earned.
(3)	This column represents the grant date fair value of service-based restricted stock awards granted during fiscal years 2011, 2010 and 2009 as well as (i) for 2010 the Premium RSUs associated with the Q4 2010 Employee Deferred Compensation Program as described in Note (4) in the Nonqualified Deferred Compensation table and (ii) for 2011 the Premium RSUs associated with the 2011 Employee Deferred Bonus Compensation Program as described in Note (3) in the Nonqualified Deferred Compensation table. Restricted stock awards are valued based on the closing share price on the date of grant. For additional information with respect to the 2011 grants, refer to Note 5 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission. See the “Grants of Plan-Based Awards in Fiscal Year 2011” table for information on stock awards granted in 2011, the 2011 Employee Deferred Bonus Compensation Program and the Q4 2010 Employee Deferred Compensation Program.
(4)	This column represents the grant date fair value of stock options granted during fiscal years 2011, 2010 and 2009. The grant date fair value of option awards is determined using the Black-Scholes option pricing model. For additional information on the valuation assumptions with respect to the 2011 grants, refer to Note 5 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011. See the “Grants of Plan-Based Awards in Fiscal Year 2011” Table for information on options granted in 2011.
(5)	This column represents the approved awards to each executive officer under the 2011 Cash Incentive Plan. Each executive officer could also elect to participate in the 2011 Employee Deferred Bonus Compensation Program with respect to any payments received under the 2011 Cash Incentive Plan. The amounts shown are inclusive of the cash component and deferred component of the electing officers’ award, but does not include the Premium RSUs component which is included in the “Stock Awards” column. See the “Grants of Plan-Based Awards in Fiscal Year 2011” Table for information on the 2011 Employee Deferred Bonus Compensation Program.

(6)	During the year ended December 31, 2011, (a) we made contributions under our 401(k) Plan for Mr. Bryant, Mr. Radak, Mr. Bujarski, Dr. Stenzel and Dr. Tamerius, and (b) we funded a group term life insurance plan providing life insurance in an amount equal to two times the executive officer’s annual salary, a benefit that is provided to all employees. Dr. Tamerius received compensation of $81,558 associated with reimbursement for commuting and housing costs while he continues to reside in Northern California but work in San Diego. Amounts related to contributions under our 401(k) Plan, life insurance and other compensation for Mr. Bryant, Mr. Steward, Mr. Radak, Mr. Bujarski, Dr. Stenzel and Dr. Tamerius were as follows:

Components of All Other Compensation

	401(k) Contributions ($)	Group Term Life Insurance Premiums Compensation ($)	Other ($)
Douglas C. Bryant	7,350	1,118	—
Randall J. Steward	—	546	—
John M. Radak	7,179	1,532	—
Robert J. Bujarski	7,350	666	—
Timothy T. Stenzel	7,350	1,166	—
John D. Tamerius	7,350	4,860	81,558

(7)	Mr. Bryant became a Board Director in February 2009 and his role as President and CEO was effective March 1, 2009. See details of this agreement described in the Employment, Change in Control and Severance Arrangements section of this Proxy Statement.
(8)	Mr. Steward became our Chief Financial Officer effective November 1, 2011.
(9)	Mr. Radak’s service as our Chief Financial Officer ended effective as of November 1, 2011.
(10)	Dr. Stenzel became our Chief Scientific Officer in September 2009.

Grants of Plan-Based Awards in Fiscal Year 2011

The following table sets forth all plan-based awards granted to our Named Executive Officers during fiscal year 2011.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name and Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock (#)(3)	Options (#)(4)	Awards ($/sh)(5)	Awards (6)

Douglas C. Bryant	3/2/2011	—	—	—	—	28,639	—	—	85,918	12.63	840,274
President & CEO	3/2/2011	1	385,632	578,448	—	—	—	—	—	—	—
	12/31/2011	—	—	—	—	—	—	27,580	—	—	423,685

Randall J. Steward	10/24/2011	—	—	—	—	—	—	15,000	60,000	16.60	666,600
Chief Financial Officer

John M. Radak	3/2/2011	—	—	—	—	8,333	—	—	20,000	12.63	216,646
Chief Financial Officer	3/2/2011	1	123,777	185,665	—	—	—	—	—	—	—
	12/31/2011	—	—	—	—	—	—	3,454	—	—	52,481

Robert J. Bujarski	3/2/2011	—	—	—	—	10,000	—	—	30,000	12.63	293,400
SVP, Business Development & General Counsel	3/2/2011	1	124,589	186,883	—	—	—	—	—	—	—
	12/31/2011	—	—	—	—	—	—	4,520	—	—	68,669

Timothy T. Stenzel	3/2/2011	—	—	—	—	10,000	—	—	30,000	12.63	293,400
Chief Scientific Officer	3/2/2011	1	119,768	179,653	—	—	—	—	—	—	—
	11/21/2011	—	—	—	—	—	—	—	5,000	16.61	35,150

John D. Tamerius	3/2/2011	—	—	—	—	8,333	—	—	25,000	12.63	244,496
SVP, Clinical/ Regulatory	3/2/2011	1	112,690	169,036	—	—	—	—	—	—	—
	11/21/2011	—	—	—	—	—	—	—	5,000	16.61	35,150
	12/31/2011	—	—	—	—	—	—	3,774	—	—	57,336

(1)	These columns show the potential value of the payout for each named executive officer under the 2011 Cash Incentive Plan program if the threshold, target or maximum goals were satisfied for all performance measures. The business measurements, performance goals and salary and bonus multiples for determining the payout are described in the “Compensation Discussion and Analysis” section. The performance measurements were achieved in fiscal year 2011 and payouts were made as described in the “Summary Compensation Table”.
(2)	This column shows the potential value of the payout for each named executive officer related to the performance-based restricted stock units if the target is achieved. The performance-based restricted stock units for Mr. Bryant, Mr. Radak, Mr. Bujarski, Dr. Stenzel and Dr. Tamerius were granted on March 2, 2011 and have cliff vesting at the end of three years, the vesting of which is dependent on meeting specific EPS goals in fiscal year 2013. In the event that the Company achieves certain elevated performance metrics prior to the end of the three year vesting period (defined by the Compensation Committee with pre-determined elevated EPS targets in either 2011 or 2012), the performance-based restricted stock units will be deemed to have met the performance requirements and will convert to time-based vesting for the remainder of the three year term.
(3)	This column shows the number of time-based restricted stock units granted to Mr. Steward at hire and the restricted stock units granted under the 2011 Employee Deferred Bonus Compensation Program. The time-based restricted stock units for Mr. Steward were granted on October 24, 2011 and vest on the fourth anniversary of the grant date. The 2011 Employee Deferred Bonus Compensation Program awards were granted on December 31, 2011 and awarded on March 2, 2012. The number of restricted stock units was calculated by dividing the bonus deferred under the Program by the market closing price for the Company’s common stock on March 2, 2012. The premium was calculated by multiplying the bonus deferred under the program by either 0.2 or 0.3, as a premium, and dividing that amount by the market closing price for the Company’s common stock on March 2, 2012.
(4)	This column shows the number of stock options granted in 2011 to the Named Executive Officers. These options vest and become exercisable ratably over four years, with one half of the award vesting on the two-year anniversary of the grant date and the remaining vesting annually thereafter through the remaining four-year vesting period. The option grants to Dr. Stenzel and Dr. Tamerius on November 21, 2011 were discretionary grants related to achievement of internal research and development goals.

(5)	This column shows the exercise price for the stock options granted, which was the closing price of our common stock on the date of grant.
(6)	This column shows the full grant date fair value of performance-based restricted stock units, restricted stock units granted under the 2011 Employee Deferred Bonus Compensation Program and stock options under ASC Topic 718 granted to the Named Executive Officers in 2011. For the restricted stock units under the 2011 Employee Deferred Bonus Compensation Program the fair value is equal to (i) the amount of his bonus deferred under the Program divided by the market closing price for the Company’s common stock on March 2, 2012, multiplied by (ii) either 1.2 or 1.3, as a premium. For stock options, fair value is calculated using the Black-Scholes value on the grant date and is the amount that the Company would expense in its financial statements over the award’s vesting schedule, unless the named executive leaves the Company. For additional information on the valuation assumptions, refer to Note 5 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table provides information on the holdings of stock option, restricted stock awards and restricted stock units by the Named Executive Officers as of December 31, 2011. This table includes unexercised and unvested stock options, unvested restricted stock awards or restricted stock units, or restricted stock units with performance conditions that have not yet been satisfied. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is shown following this table, based on the option or stock award grant date. The market value of the stock awards is based on the closing market price of our common stock as of December 31, 2011, which was $15.13. For additional information about the option awards and stock awards, see the description of “Longer-Term Equity Incentive Awards” in the “Compensation Discussion and Analysis” section.

		Option Awards(1)				Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options — Exercisable (#)	Number of Securities Underlying Unexercised Options — Unexercisable (#)	Option Exercise Price($)	Option Expiration Date	Stock Award Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards — Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards — Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Douglas C. Bryant	2/2/2009	350,000	350,000	12.36	2/2/2019	2/2/2009	(2)	50,000	756,500	—	—
President and CEO	4/10/2009	102,606	102,606	8.50	4/10/2019
	1/18/2010	—	55,458	15.28	1/18/2020	1/18/2010	(3)	25,769	389,885	—	—
	3/2/2011	—	85,918	12.63	3/2/2021	3/2/2011	(7)	—	—	28,639	433,308
						12/31/2011	(8)	6,364	96,287	—	—

Randall Steward	10/24/2011	—	60,000	16.60	10/24/2021	10/24/2011	(4)	15,000	226,950	—	—
Chief Financial Officer

John M. Radak	2/1/2007	100,000	—	13.42	2/1/2017
Chief Financial Officer	4/7/2008	47,206	6,744	16.77	4/7/2018
	4/10/2009	37,820	37,820	8.50	4/10/2019
	1/18/2010	—	20,442	15.28	1/18/2020	1/18/2010	(3)	9,498	143,705	—	—
	3/2/2011	—	20,000	12.63	3/2/2021	3/2/2011	(7)	—	—	8,333	126,078

Robert Bujarski	6/9/2008	43,750	6,250	17.38	6/9/2018
SVP, Business Development and General Counsel	4/10/2009	28,143	28,144	8.50	4/10/2019	4/10/2009	(5)	8,471	128,166	—	—
	1/18/2010	—	20,282	15.28	1/18/2020	1/18/2010	(3)	9,424	142,585	—	—
	3/2/2011	—	30,000	12.63	3/2/2021	3/2/2011	(7)	—	—	10,000	151,300
						12/31/2011	(8)	1,043	15,781	—	—

Timothy T. Stenzel	9/1/2009	10,988	10,989	15.75	9/1/2019	9/1/2009	(6)	10,317	156,096	—	—
Chief Scientific Officer	1/18/2010	—	20,070	15.28	1/18/2020	1/18/2010	(3)	9,326	141,102	—	—
	3/2/2011	—	30,000	12.63	3/2/2021	3/2/2011	(7)	—	—	10,000	151,300
	11/21/2011	—	5,000	16.61	11/21/2021

John D. Tamerius	2/16/2001	3,000	—	4.81	2/16/2011
SVP, Clinical/Regulatory	2/22/2002	5,625	—	5.70	2/22/2012
	2/27/2003	9,000	—	3.19	2/27/2013
	3/19/2004	11,719	—	7.50	3/19/2014
	3/21/2006	11,000	—	12.23	3/21/2016
	4/7/2008	23,304	3,329	16.77	4/7/2018
	11/10/2008	36,971	12,324	15.71	11/10/2018
	4/10/2009	34,267	34,267	8.50	4/10/2019
	1/18/2010	—	18,521	15.28	1/18/2020	1/18/2010	(3)	8,606	130,209	—	—
	3/2/2011	—	25,000	12.63	3/2/2021	3/2/2011	(7)	—	—	8,333	126,078
	11/21/2011	—	5,000	16.61	11/21/2021	12/31/2011	(8)	629	9,517	—	—

(1)	Stock options are service-based and vest over four years. For stock options granted prior to 2008, the first 25% vests on the first anniversary of grant and the remaining options vest quarterly in equal increments over the remainder of the four-year vesting period. For stock options granted in 2008, the first 50% vest on the second anniversary of the grant date and the remaining options vest quarterly in equal increments over the remainder of the four-year vesting period. For stock options granted in 2009, 2010 and 2011, the first 50% vest on the second anniversary of the grant date and the remaining options vest 25% annually thereafter through the remaining four-year vesting period.
(2)	Represents restricted stock awards granted to Mr. Bryant upon his appointment as the Company’s President and CEO. The stock award vests ratably over four years, with one quarter of the award vesting on each anniversary of the grant date.
(3)	Represents restricted stock awards granted to the Named Executive Officers. The first 50% of the award vests on the second anniversary of the grant date and the remaining award vests 25% annually thereafter through the remaining four-year vesting period.
(4)	Represents restricted stock units granted to Mr. Steward upon his appointment as the Company’s Chief Financial Officer. The stock award vests on the fourth anniversary of the grant date.
(5)	Represents restricted stock awards granted to Mr. Bujarski that vests on the fourth anniversary of the grant date.
(6)	Represents restricted stock awards granted to Dr. Stenzel upon his appointment as the Company’s Chief Scientific Officer. The stock award vests on the fourth anniversary of the grant date.
(7)	Represents performance-based restricted stock units granted to the Named Executive Officers. The restricted stock units cliff vest at the end of three years, the vesting of which is dependent on meeting specific EPS goals in fiscal year 2013. In the event that the Company achieves certain elevated performance metrics prior to the end of the three year vesting period (defined by the Compensation Committee with pre-determined elevated EPS targets in either 2011 or 2012), the performance-based restricted stock units will be deemed to have met the performance requirements and will convert to time-based vesting for the remainder of the three year term.
(8)	Represents the Premium RSUs component related to the 2011 Employee Deferred Bonus Compensation Program as detailed in the Nonqualified Deferred Compensation table.

Option Exercises and Stock Vested in Fiscal Year 2011

The following table sets forth stock options that were exercised by, and restricted stock that vested for, the Named Executive Officers during fiscal year 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(4)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(5)
Douglas C. Bryant	—	—	25,000	(1)	347,500
President and CEO			1,015	(3)	14,961

Randall J. Steward	—	—	—		—
Chief Financial Officer

John M. Radak	—	—	26	(3)	383
Chief Financial Officer

Robert J. Bujarski	—	—	45,000	(2)	695,250
SVP, Business Development and General Counsel			197	(3)	2,904

Timothy T. Stenzel	—	—	—		—
Chief Scientific Officer

John D. Tamerius	3,000	24,870	12	(3)	177
SVP, Clinical/Regulatory

(1)	During 2011, restrictions lapsed with respect to 25,000 shares of restricted stock held by Mr. Bryant. The market price for our common stock on the date of vesting was $13.90 per share.
(2)	During 2011, restrictions lapsed with respect to 45,000 shares of restricted stock held by Mr. Bujarski. The market price for our common stock on the date of vesting was $15.45 per share.
(3)	Represents restricted stock that vested on January 3, 2011 related to the Q4 2010 Employee Deferred Compensation Program. The number of restricted stock represents the Premium RSUs component as discussed in the Nonqualified Deferred Compensation table. The market price for our common stock on the date of vesting was $14.74 per share.
(4)	The value realized on exercise equals the intrinsic value of the exercise which is the gain realized in the difference from the market price of the shares sold and the exercise price of the shares purchased.
(5)	The value realized on vesting equals the closing price of the Company’s common stock on the vesting date (the date the restrictions lapsed) multiplied by the number of shares with respect to which restrictions lapsed on such date.

Nonqualified Deferred Compensation

The following table sets forth compensation deferred by each of the Named Executive Officers during fiscal year 2011.

Name	Executive Contributions in Last FY ($)(2)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in last FY ($)(4)	Aggregate Balance at Last FYE ($)(1)
Douglas C. Bryant	327,016	96,669	—	75,600	423,685
President and CEO

Randall J. Steward	—	—	—	—	—
Chief Financial Officer

John M. Radak	52,481	—	—	1,941	52,481
Chief Financial Officer

Robert J. Bujarski	52,826	15,843	—	14,654	68,669
SVP, Business Development and General Counsel

Timothy T. Stenzel	—	—	—	—	—
Chief Scientific Officer

John D. Tamerius	47,781	9,555	—	883	57,336
SVP, Clinical/Regulatory

(1)	The 2011 Employee Deferred Bonus Compensation Program allowed all employees that are members of the Company’s management-review board to participate in the Program. Under the 2011 Employee Deferred Bonus Compensation Program, each participant received a restricted stock unit award that vested on March 2, 2012 in exchange for his election to defer a percentage of his 2011 bonus. In addition, he would be eligible for a premium restricted stock unit award equal to either 20% or 30% of the deferred 2011 bonus, depending on the length of deferral elected by the employee, which vests on March 2, 2013. Pursuant to this program, Messrs. Bryant, Radak, Bujarski and Tamerius received the following stock awards on March 2, 2012: 27,580 (including 6,364 shares relating to the premium component); 3,454; 4,520 (including 1,043 shares relating to the premium component); and 3,774 (including 629 shares relating to the premium component), respectively.
(2)	Represents the amount of incentive compensation deferred under the 2011 Employee Deferred Bonus Compensation Program by each executive officer. The amount is included as a component of non-equity incentive plan compensation in the Summary Compensation Table for 2011.
(3)	Represents the 20% or 30% premium above the deferred incentive compensation amount as described above; such amounts are included in the Stock Awards column of the Summary Compensation Table for 2011.
(4)	Represents deferred compensation related to the Q4 2010 Employee Deferred Compensation Program. Under the Q4 2010 Employee Deferred Compensation Program, each participant received a restricted stock unit award that vested (and deemed distributed) on January 3, 2011 in exchange for his election to defer a percentage of his base salary applicable to the period from September 27, 2010 through December 31, 2010 (the “Covered Period”). Upon vesting of the restricted stock unit award, the participant received shares of the Company’s common stock equal to (i) the amount of his salary deferred under the Program divided by the average of the market closing prices for the Company’s common stock over the Covered Period, and (ii) then multiplying the result of the foregoing by 1.2, as a premium. Pursuant to this program, Messrs. Bryant, Radak, Bujarski and Tamerius received the following stock awards on January 3, 2011: 5,970 (including 1,015 shares relating to the 20% premium component); 153 (including 26 shares relating to the 20% premium component) ; 1,157 (including 197 shares relating to the 20% premium component); and 70 (including 12 shares relating to the 20% premium component), respectively.

Employment, Change in Control and Severance Arrangements

In connection with the appointment of Mr. Bryant as our President and Chief Executive Officer, on January 16, 2009, Mr. Bryant entered into an employment agreement with us. Mr. Bryant’s employment agreement sets forth the terms of his employment with us and provides for, among other matters: (i) a minimum base salary of $450,000 per annum, subject to adjustment upward by the Board of Directors or its Compensation Committee; (ii) an annual cash incentive bonus based upon attainment of performance goals set by the Board of Directors or its Compensation Committee with a target of at least 80% of base salary and a maximum opportunity of up to 120% of base salary; (iii) an inducement bonus of $200,000 with a gross up for taxes, payable during his first week of employment; (iv) non-qualified stock options to purchase up to 700,000 shares of the Company’s common stock; and (v) 100,000 shares of time-based restricted stock.

Under his employment agreement, Mr. Bryant is an “at-will” employee, which means that either Mr. Bryant or we may terminate his employment at any time for any reason. However, and except in the context of a change in control, if Mr. Bryant’s employment with us is terminated without cause or he terminates his employment for “good reason” (as defined in the employment agreement) and thereafter delivers and does not revoke a general release, he is entitled to a severance payment equal to eighteen (18) months of his then-current base salary and payment of health insurance premiums for a period of eighteen (18) months following termination. Amounts payable to Mr. Bryant upon a change in control of the Company are generally governed by his change in control agreement, dated as of January 16, 2009, which is described below.

On October 21, 2011, we announced the appointment of Randall J. Steward as our new Chief Financial Officer and the transition of John Radak. Mr. Steward’s employment with us commenced on October 24, 2011. Mr. Radak continued in his capacity as our Chief Financial Officer until November 1, 2011, when Mr. Steward’s appointment as Chief Financial Officer became effective.

In connection with Mr. Radak’s transition and end of service as the Chief Financial Officer, on October 18, 2011, Mr. Radak entered into a transition agreement with us. Under the transition agreement, Mr. Radak will remain an “at-will” employee of, and will continue employment with, the Company through the earlier of (i) Mr. Radak’s start date of employment with another company or (ii) July 31, 2012 (End Date). From November 1, 2011 through the End Date, Mr. Radak will serve as a special advisor to the Company’s Chief Executive Officer. Mr. Radak’s salary will continue at the same level as in effect as of the date of the transition agreement through the End Date, except in the case that the End Date is prior to April 30, 2012, due to Mr. Radak’s employment start date with another company before such date, the Company shall pay Mr. Radak the remainder of his base salary from the End Date through April 30, 2012 as a lump sum payment. Mr. Radak’s employee benefits shall continue through the End Date at the same levels as in effect as of the date of the transition agreement, provided, however, that he shall not receive any further grants of equity incentive awards nor shall he be eligible to participate in any bonus plans applicable to fiscal year 2012 or any year thereafter. Mr. Radak is also eligible for his full annual bonus consistent with the terms of the Company’s 2011 program (40% annual target) for fiscal year 2011, if the Company’s Board of Directors or its Compensation Committee, determines in its sole discretion, that the Company has met its performance metrics for fiscal year 2011. Mr. Radak’s current outstanding equity awards shall, during his continuing employment, continue to vest and be governed in accordance with the applicable equity incentive plans and specific equity award grant documentation.

Messrs. Steward, Bujarski, Stenzel and Tamerius are each “at will” employees of the Company with compensation arrangements that include, among other matters: (i) a minimum base salary, currently of $300,000, $311,472, $299,421 and $281,726 per annum, respectively and (ii) eligibility for an annual bonus in accordance with the Company’s bonus plan. In addition, except in the context of a change of control, if we terminate Mr. Bujarski’s employment without cause, he would be entitled to a severance payment equal to six months of his annual salary.

Each of Mr. Bryant, Mr. Steward, Mr. Bujarski, Dr. Stenzel and Dr. Tamerius has entered into a change in control agreement with us, which provides for the payment of severance benefits in the event of termination of employment in connection with a change in control of the Company. The severance benefits are payable if their respective employment with us is terminated within 30 days prior to or three years following a change in control, unless terminated for cause or the termination is the result of a voluntary resignation (which does not include resignations stemming from a material adverse change in responsibilities, status, compensation, authority or location of work place) or their death or disability.

The severance benefits under the change in control agreements generally consist of a lump sum cash payment equal to two times the sum of (i) such executive’s highest annual salary rate within the three year period ending on the date of termination plus (ii) an amount equal to the annualized average of all bonuses paid to the executive during the two-year period immediately before the date of termination. In addition, the change in control agreements provide for: payment of $25,000 to help defray the legal, tax and accounting fees and other costs associated with transitional matters; continued coverage for two years under our group medical insurance, group dental insurance, group-term life insurance and disability insurance programs unless and to the extent the executive obtains concurrent coverage through another program in which case our coverage will be terminated or reduced as applicable; and immediate vesting and exercisability of any and all unvested stock options and restricted stock of the executive (unless previously waived or otherwise expressly agreed to by the executive).

Potential Post-Employment Payments

As described above, our Named Executive Officers have employment, severance and/or change of control agreements with us. The table below illustrates the compensation that would be payable by the Company to each named executive officer in the event of a change in control of the Company or a termination of the named executive officer’s employment with the Company for various described reasons, sometimes referred to in this section as a “triggering event.” In accordance with applicable rules of the Securities and Exchange Commission, the following discussion assumes:

•

that the triggering event in question, the death, disability, change in control or termination occurred on December 30, 2011, the Friday prior to the last day of our 2011 fiscal year end which fell on Sunday January 1, 2012; and

•	the calculations provided below are based on the closing market price of our common stock as of December 30, 2011, which was $15.13.

In addition, in connection with any actual termination of employment, the Board of Directors or the Compensation Committee may determine to enter into an agreement providing additional benefits or amounts, or altering the terms of benefits described below, as deemed appropriate by the Compensation Committee or the Board of Directors. The actual amounts that would be paid upon a named executive officer’s termination of employment can only be determined at the time of such executive’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include our stock price at the time of termination and determinations by our Board of Directors.

Name and Principal Position	Potential Executive Benefits and Payments	Voluntary Termination Total ($)	Retirement Total ($)	Involuntary, Not for Cause or Voluntary, Good Reason Termination Total ($)	Involuntary, for Cause Termination Total ($)	Change in Control (Qualifying Termination) Total $
Douglas C. Bryant	Base Salary(1)	—	—	723,060	—	964,080
President & CEO	Short-term Incentive Bonus(2) Equity	—	—	—	—	327,016
	Restricted Stock Awards
	Unvested and accelerated(3)	—	—	—	—	1,675,980
	Stock Options
	Unvested and accelerated(4)	—	—	—	—	1,864,573
	Healthcare, Life and Disability(5)	—	—	30,482	—	40,643
	Accrued Vacation Pay(6)	45,887	45,887	45,887	45,887	45,887
	Other Payments(7)	—	—	—	—	25,000

Randall J. Steward	Base Salary(1)	—	—	—	—	600,000
Chief Financial Officer	Short-term Incentive Bonus(2)	—	—	—	—	—
	Equity
	Restricted Stock Awards
	Unvested and accelerated(3)	—	—	—	—	226,950
	Stock Options
	Unvested and accelerated(4)	—	—	—	—	—
	Healthcare, Life and Disability(5)	—	—	—	—	40,643
	Accrued Vacation Pay(6)	—	—	—	—	—
	Other Payments(7)	—	—	—	—	25,000

Robert J. Bujarski	Base Salary(1)	—	—	155,736	—	622,944
SVP, Business Development and General Counsel	Short-term Incentive Bonus(2)	—	—	—	—	105,651
	Equity
	Restricted Stock Awards
	Unvested and accelerated(3)	—	—	—	—	437,832
	Stock Options
	Unvested and accelerated(4)	—	—	—	—	261,595
	Healthcare, Life and Disability(5)	—	—	—	—	40,643
	Accrued Vacation Pay(6)	44,672	44,672	44,672	44,672	44,672
	Other Payments(7)	—	—	—	—	25,000

Timothy T. Stenzel	Base Salary(1)	—	—	—	—	598,842
Chief Scientific Officer	Short-term Incentive Bonus(2)	—	—	—	—	101,564
	Equity
	Restricted Stock Awards
	Unvested and accelerated(3)	—	—	—	—	448,499
	Stock Options
	Unvested and accelerated(4)	—	—	—	—	75,000
	Healthcare, Life and Disability(5)	—	—	—	—	40,643
	Accrued Vacation Pay(6)	3,685	3,685	3,685	3,685	3,685
	Other Payments(7)	—	—	—	—	25,000

John D. Tamerius	Base Salary(1)	—	—	—	—	563,452
SVP, Clinical/ Regulatory	Short-term Incentive Bonus(2)	—	—	—	—	95,561
	Equity
	Restricted Stock Awards
	Unvested and accelerated(3)	—	—	—	—	265,804
	Stock Options
	Unvested and accelerated(4)	—	—	—	—	289,690
	Healthcare, Life and Disability(5)	—	—	—	—	40,643
	Accrued Vacation Pay(6)	47,635	47,635	47,635	47,635	47,635
	Other Payments(7)	—	—	—	—	25,000

(1)	Payable in one lump sum upon termination.
(2)	This amount represents two times the average bonus amounts earned for 2011 and 2010. The 2011 bonus was paid out in March 2012 and there was no bonus earned in 2010. This amount is payable in one lump sum upon termination.
(3)	This represents the value of unvested restricted stock awards, including stock awards associated with the premium stock awards earned pursuant to the 2011 Employee Deferred Bonus Compensation Program as detailed in the Nonqualified Deferred Compensation table. The officers have waived their right to automatic acceleration of the restrictions relating to certain restricted shares; however, the restrictions on such shares may be accelerated at the discretion of the Board of Directors and are included in the table above.

(4)	This represents the intrinsic value of in-the-money unvested stock options (based on a market price of $15.13 per share as of the last full business day prior to the end of our fiscal year 2011).
(5)	Per the change in control agreements, for two years, coverage is continued under our group medical and group dental insurance programs unless and to the extent the executive obtains concurrent coverage through another program in which case our coverage will be terminated or reduced as applicable. In addition, if Mr. Bryant’s employment is terminated without cause or he terminates his employment for “good reason” (as defined in his employment agreement) and thereafter does not revoke a general release, he is entitled to receive payment of health insurance premiums for a period of eighteen months following termination.
(6)	Payable in one lump sum upon termination.
(7)	Each executive officer’s change in control agreement provides for payment of $25,000 to help defray the legal, tax and accounting fees and other costs associated with transitional matters.

SECURITIES AVAILABLE FOR ISSUANCE UNDER OUR EQUITY COMPENSATION PLANS

The following table provides information with respect to our equity compensation plans as of December 31, 2011, which plans were as follows: the 1983 Employee Stock Purchase Plan; the 1990 Employee Stock Option Plan; the 1996 Non-Employee Director Plan; the 1998 Stock Incentive Plan, the 2001 Equity Incentive Plan and the 2010 Equity Incentive Plan. The 1990 Employee Stock Option Plan, the 1996 Non-Employee Director Plan and the 1998 Stock Incentive Plan have been terminated, and thus no additional awards will be made under such plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	3,417,461	(1)	$12.60	1,470,655	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	3,417,461	(1)	$12.60	1,470,655	(2)

(1)	Excludes 256,884 shares of unvested restricted stock issued at a purchase price of $0.01 and 245,542 restricted stock units under our 2010 Plan.
(2)	Includes (i) 44,700 shares of common stock available for issuance under our 1983 Employee Stock Purchase Plan and (ii) 1,425,955 shares of common stock available for issuance, as of December 31, 2011, under our 2010 Plan, pursuant to which incentive stock awards may be granted, including restricted stock.

COMPENSATION COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION IN COMPENSATION DECISIONS

Mr. Brown, Dr. Polan and Mr. Schuler are not current or former officers or employees of ours, and none has engaged in any transaction that would be required to be disclosed in this Proxy Statement by Item 404 of Regulation S-K. There is no relationship that requires disclosure as a compensation committee interlock for purposes of Item 407(e)(4) of Regulation S-K.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee of the Board of Directors

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011 with management, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has discussed and reviewed with our independent registered public accounting firm all matters required to be discussed by the Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance), as may be modified or supplemented. The Audit Committee has met with the independent registered public accounting firm to discuss the overall scope and plans for the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of our internal controls and the overall quality of our accounting and financial reporting. The Audit Committee also discussed with the independent registered public accounting firm its judgments as to the substance and clarity, not just the acceptability, of our accounting principles and financial statement disclosures. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to us is compatible with the independent registered public accounting firm’s independence.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of our internal control over financial reporting and Ernst & Young LLP’s report on the effectiveness of internal control over financial reporting.

The Audit Committee has received from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and us that might bear on the independent registered public accounting firm’s independence consistent with the Public Company Accounting Oversight Board (PCAOB) Rule 3526 (Communication with Audit Committees Concerning Independence), as may be modified or supplemented, discussed with the independent registered public accounting firm any relationships that may impact its objectivity and independence, and has satisfied itself as to the independent registered public accounting firm’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011.

Audit Committee

Rod F. Dammeyer (Chairman)

Thomas D. Brown

Mary Lake Polan, M.D., Ph.D., M.P.H.

This Report of the Audit Committee of the Board of Directors does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report.

Independent Registered Public Accounting Firm

Our Audit Committee retained Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2011. Set forth below are the aggregate fees agreed to by the Company for audit and other professional services rendered by our independent registered public accounting firm for the fiscal years ended December 31, 2011 and 2010.

	Fiscal Years Ended December 31,
	2011	2010
Audit fees(1)	$768,831	$801,500
Audit-related fees(2)	127,500	398,655
Tax fees(3)	126,349	205,300
All other fees	—	—

Total fees	$1,022,680	$1,405,455

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements, review of quarterly financial statements, audit of compliance under Section 404 of the Sarbanes-Oxley Act of 2002, accounting consultations, and services provided in connection with statutory and regulatory filings. For fiscal 2010, fees also included audit work related to the Company’s acquisition of Diagnostic Hybrids Inc. and the Company’s S-3 registration statement.
(2)	Audit-related fees consisted primarily of accounting consultations regarding application of accounting standards and due diligence fees.
(3)	For fiscal years 2011 and 2010, tax fees primarily included tax compliance, tax advice, tax planning and fees associated with a R&D tax credit study.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services

The Audit Committee has the responsibility for appointing, compensating, retaining and overseeing the work of the independent registered public accounting firm. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by our independent registered public accounting firm, the Audit Committee considers whether such services are consistent with the auditor’s independence, whether the independent registered public accounting firm is likely to provide the most effective and efficient service, and whether the service could enhance our ability to manage or control risk or improve audit quality.

All of the audit, audit-related, tax-related and all other fees provided by Ernst & Young LLP in fiscal years 2011 and 2010 (and as described in the footnotes to the table above) were approved in advance by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the U.S., our directors and executive officers and persons who own more than 10% of our common stock are required to report their initial beneficial ownership of our common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and we are required to disclose in this Proxy Statement any late filings during the year ended December 31, 2011. To our knowledge, all of the reports during 2011 were timely filed, except Messrs. Bryant and Schuler each had one transaction filed subsequent to the required deadline on one Form 4.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

Our Audit Committee reviews all relationships, transactions and arrangements in which the Company and any director, nominee for director, greater than 5% beneficial holder of Company stock or any immediate family member of any of the foregoing are participants (“Interested Transactions”) to determine whether such persons have a direct or indirect material interest and whether to approve, disapprove or ratify an Interested Transaction. We have written policies and procedures for monitoring and seeking approval in connection with any Interested Transaction. Our legal and finance departments assist in monitoring Interested Transactions and our Audit Committee reviews, approves (or disapproves) or ratifies Interested Transactions. In considering whether to approve or ratify an Interested Transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar terms and conditions and the extent of the related person’s interest in the Interested Transaction. In addition, our written policy provides that no director shall participate in any discussion or approval of an Interested Transaction for which he or she is a related party, except that the director shall provide all material information concerning the Interested Transaction to the Audit Committee.

Related Party Transactions

No director, executive officer, nominee for election as a director or any beneficial holder of more than 5% of our outstanding capital stock had any material interest, direct or indirect, in any reportable transaction with us during the 2011 fiscal year or since the commencement of the current fiscal year, or any reportable business relationship with us during such time.

STOCKHOLDER PROPOSALS

Our amended and restated bylaws require that a stockholder give timely written notice to our Corporate Secretary of any proposal such stockholder proposes to bring before a stockholders meeting or any proposal for the nomination of a director. Such written notice must be given, either by personal delivery or U.S. mail, postage prepaid, to the Corporate Secretary, Quidel Corporation, 10165 McKellar Court, San Diego, California 92121. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the address provided above not less than 60 days or more than 90 days prior to the scheduled annual meeting. However, if less than 60 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be received not later than the close of business on the 10th day following the day on which the notice of the date of the scheduled annual meeting was mailed or the day on which the public disclosure was made.

Any notice to the Corporate Secretary must include as to each matter the stockholder proposes to bring before the meeting:

•	a brief description of the business desired to be brought before the meeting and the reason for conducting the business at the annual meeting,

•	the stockholder’s name and address, as they appear on our records,

•	the class and number of shares that the stockholder beneficially owns,

•	any material interest of the stockholder in the business requested to be brought before the meeting, and

•

any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934 in his or her capacity as a proponent of the stockholder proposal.

A stockholder’s notice to the Corporate Secretary regarding a nomination for the election of directors must set forth:

•	as to each person whom the stockholder proposes to nominate for election or re-election as a director:

•	the person’s name, age, business address and residence address,

•	the person’s principal occupation or employment,

•	the class and number of shares of capital stock beneficially owned by the person, and

•

any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934; and

•	as to the stockholder giving the notice:

•	the name and address of the stockholder, as they appear on our records, and

•

the class and number of shares of stock that are beneficially owned by the stockholder on the date of the stockholder notice. If the Board of Directors so requests, any person nominated for election to the Board shall furnish to our Corporate Secretary the information required to be set forth in the notice of nomination pertaining to the nominee.

Any eligible stockholder who desires to have a proposal considered for inclusion in our proxy solicitation materials for our 2013 annual meeting of stockholders must be received in writing by our Corporate Secretary at 10165 McKellar Court, San Diego, California 92121 no later than December 7, 2012. To be included in our proxy solicitation materials, proposals must be submitted in accordance with our bylaws, as described above, and must comply with Securities and Exchange Commission regulations promulgated under Rule 14a-8 of the Exchange Act of 1934, as amended.

Nothing in this section shall be deemed to require us to include in our proxy solicitation materials relating to any annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

ANNUAL REPORT

Our 2011 Annual Report to Stockholders has been mailed to stockholders concurrently with this Proxy Statement. The Company incorporates by reference herein the information set forth in our Annual Report on Form 10-K under Item 1 relating to the executive officers of the Company.

A copy of our Annual Report on Form 10-K and each of our other periodic and current reports, including any amendments thereto, as filed with the Securities and Exchange Commission, are available, free of charge, on our website, www.quidel.com, as soon as reasonably practicable after such materials are filed or furnished to the Securities and Exchange Commission. In addition, a copy of our Annual Report on Form 10-K, without exhibits, and/or exhibits to the Form 10-K, will be furnished, free of charge upon written request to the Investor Relations department at Quidel Corporation, 10165 McKellar Court, San Diego, California 92121. In addition, you may obtain such documents by calling (858) 646-8031 or e-mail our Investor Relations department at ir@quidel.com.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDERS MEETING TO BE HELD ON MAY 15, 2012

Our annual report on Form 10-K for the year ended December 31, 2011 and proxy materials can be accessed electronically over the internet at www.proxyvote.com. These filings may also be reviewed through the Securities and Exchange Commission website at www.sec.gov.

FORWARD LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements made in the CD&A section of this Proxy Statement regarding the anticipated effects of our compensation structure and programs. Quidel Corporation undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect Quidel Corporation’s business, particularly those mentioned under the heading “Risk Factors” in Quidel Corporation’s Annual Report on Form 10-K which accompanies this Proxy Statement, and in the periodic reports that Quidel Corporation files with the SEC on Form 10-Q and Form 8-K.

OTHER BUSINESS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

San Diego, California

April 6, 2012

Stockholders are urged to specify their choices on, date, sign and return the enclosed proxy card in the accompanying prepaid, return envelope. Prompt response is helpful and your cooperation greatly appreciated.

Appendix A

QUIDEL CORPORATION

2010 EQUITY INCENTIVE PLAN

(As Proposed to be Amended and Restated)

ARTICLE I

PURPOSE OF PLAN

The Company has adopted this Plan to promote the interests of the Company and its stockholders by using investment interests in the Company to attract, retain and motivate its management and other persons, to encourage and reward their contributions to the performance of the Company, and to align their interests with the interests of the Company’s stockholders. Upon approval by stockholders, this Plan will supersede the Prior Plan with respect to future Awards. Capitalized terms not otherwise defined herein have the meanings ascribed to them in Article IX.

ARTICLE II

EFFECTIVE DATE AND TERM OF PLAN

2.1	Term of Plan.

This Plan, as amended and restated, was approved by the Board in February 2012. This Plan will become effective on the Effective Date and will continue in effect until the earlier of (a) the Expiration Date, or (b) the date of any Plan termination pursuant to the provisions in Section 8.1, at which time this Plan will automatically terminate.

2.2	Effect on Awards.

Awards may be granted only during the Plan Term, but each Award properly granted during the Plan Term will remain in effect after the Expiration Date until such Award has been exercised, terminated or expired in accordance with its terms and the terms of this Plan.

ARTICLE III

SHARES SUBJECT TO PLAN

3.1	Number of Shares.

The maximum number of shares of Common Stock that may be issued pursuant to Awards under this Plan is 2,450,000, plus (a) any shares of Common Stock that were authorized for issuance under the Prior Plan that, as of the Effective Date, remain available for issuance under the Prior Plan (not including any shares that are subject to, as of the Effective Date, outstanding awards under the Prior Plan or any shares that prior to the Effective Date were issued pursuant to awards granted under the Prior Plan) and (b) any shares of Common Stock subject to outstanding awards under the Prior Plan as of the Effective Date (the “Prior Plan Awards”) that on or after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares). Any shares of Common Stock issued pursuant to Stock Options or Stock Appreciation Rights under this Plan shall be counted against this limit on a one-for-one basis and any shares of Common Stock issued pursuant to Awards under this Plan other than Stock Options or Stock Appreciation Rights shall be counted against this limit as 1.5 shares for every one share of Common Stock issued pursuant to such Award. The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as set forth in Section 3.4.

3.2	Source of Shares.

The Common Stock to be issued under this Plan will be made available, at the discretion of the Administrator, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including without limitation shares purchased on the open market.

3.3	Availability of Unused Shares.

Shares of Common Stock subject to unexercised portions of any Award (or Prior Plan Award) that expire, terminate or are canceled, and shares of Common Stock issued pursuant to an Award (or Prior Plan Award) that are reacquired by the Company pursuant to this Plan or the terms of the Award (or Prior Plan Award) under which such shares were issued, will again become available for the grant of further Awards under this Plan as part of the shares available under Section 3.1. However, if the exercise price of, or withholding taxes incurred in connection with, an Award of Stock Options or Stock Appreciation Rights (or Prior Plan Award of Stock Options or Stock Appreciation Rights) is paid with shares of Common Stock, or if shares of Common Stock otherwise issuable pursuant to such Awards (or such Prior Plan Awards) are withheld by the Company in satisfaction of an exercise price or the withholding taxes incurred in connection with any exercise of such an Award (or Prior Plan Award), then the number of shares of Common Stock available for issuance under the Plan will be reduced by the gross number of shares for which the Award (or Prior Plan Award) is exercised, and not by the net number of shares of Common Stock issued to the holder of such Award (or Prior Plan Award). In addition, upon exercise of a Stock Appreciation Right (or similar Prior Plan Award), the number of shares of Common Stock available for issuance under the Plan will be reduced by the gross number of shares for which the Award (or Prior Plan Award) is exercised and not by the net number of shares of Common Stock issued to the holder of such Award (or Prior Plan Award) in settlement thereof. Any shares of Common Stock that again become available for issuance pursuant to Section 3.1 or this Section 3.3 shall be added back as one share if such shares were subject to Stock Options or Stock Appreciation Rights granted under the Plan or stock options or stock appreciation rights granted under the Prior Plan, and as 1.5 shares if such shares were subject to Awards other than Stock Options or Stock Appreciation Rights granted under the Plan or subject to awards other than stock options or stock appreciation rights granted under the Prior Plan.

3.4	Adjustment Provisions.

(a) Adjustments. If the Company consummates any Reorganization in which holders of shares of Common Stock are entitled to receive in respect of such shares any additional shares or new or different shares or securities, cash or other consideration (including, without limitation, a different number of shares of Common Stock), or if the outstanding shares of Common Stock are increased, decreased, changed or exchanged for a different number or kind of shares or other securities through merger, consolidation, sale or exchange of assets of the Company, reorganization, recapitalization, reclassification, combination, stock dividend, extraordinary cash dividend, stock split, reverse stock split, spin-off, or similar transaction then, subject to Section 8.1, an appropriate and proportionate adjustment shall be made by the Administrator in: (i) the maximum number and kind of shares subject to this Plan as provided in Section 3.1; (ii) the number and kind of shares or other securities subject to then outstanding Awards; (iii) the price for each share or other unit of any other securities subject to, or measurement criteria applicable to, then outstanding Awards; and (iv) the number and kind of shares or other securities to be issued as Non-Employee Director Options.

(b) No Fractional Interests. No fractional interests will be issued under the Plan resulting from any adjustments.

(c) Adjustments Related to Company Stock. To the extent any adjustments relate to stock or securities of the Company, such adjustments will be made by the Administrator, whose determination in that respect will be final, binding and conclusive.

(d) Right to Make Adjustment. The grant of an Award will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(e) Limitations. No adjustment to the terms of an Incentive Stock Option may be made unless such adjustment either: (i) would not cause the Option to lose its status as an Incentive Stock Option; or (ii) is agreed to in writing by the Administrator and the Recipient.

3.5	Reservation of Shares.

The Company will at all times reserve and keep available shares of Common Stock equaling at least the total number of shares of Common Stock issuable pursuant to all outstanding Awards.

ARTICLE IV

ADMINISTRATION OF PLAN

4.1	Administrator.

(a) Plan Administration. Subject to the provisions of Section 4.1(b), this Plan will be administered by the Board and may also be administered by a Committee of the Board appointed pursuant to Section 4.1(b).

(b) Administration by Committee. The Board in its sole discretion may from time to time appoint a Committee of not less than two (2) Board members with authority to administer this Plan in whole or part and, subject to applicable law, to exercise any or all of the powers, authority and discretion of the Board under this Plan. As long as the Company has a class of equity securities registered under Section 12 of the Exchange Act, this Plan will be administered by a Committee of not less than two (2) Board members appointed by the Board in its sole discretion from time to time, each of whom is (i) a Non-Employee Director, and (ii) an “Outside Director” as defined in the regulations adopted under Section 162(m) of the IRC. The Board may from time to time increase or decrease (but not below two (2)) the number of members of the Committee, remove from membership on the Committee all or any portion of its members, and/or appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise. Unless otherwise required by this Section 4.1(b), the Board may disband the Committee at any time.

4.2	Authority of Administrator.

(a) Authority to Interpret Plan. Subject to the express provisions of this Plan, the Administrator will have the power to implement, interpret and construe this Plan and any Awards and Award Documents or other documents defining the rights and obligations of the Company and Recipients hereunder and thereunder, to determine all questions arising hereunder and thereunder, and to adopt and amend such rules and regulations for the administration hereof and thereof as it may deem desirable. The interpretation and construction by the Administrator of any provisions of this Plan or of any Award or Award Document, and any action taken by, or inaction of, the Administrator relating to this Plan or any Award or Award Document, will be within the discretion of the Administrator and will be conclusive and binding upon all persons. Subject only to compliance with the express provisions hereof, the Administrator may act in its discretion in matters related to this Plan and any and all Awards and Award Documents.

(b) Authority to Grant Awards. Subject to the express provisions of this Plan, the Administrator may from time to time in its discretion select the Eligible Persons to whom, and the time or times at which, Awards will be granted or sold, the nature of each Award, the number of shares of Common Stock or the number of rights that make up or underlie each Award, the exercise price and period (if applicable) for the exercise of each Award, and such other terms and conditions applicable to each individual Award as the Administrator may determine. Any and all terms and conditions of Awards may be established by the Administrator without regard to existing Awards or other grants and without incurring any obligation of the Company in respect of subsequent Awards. The Administrator may grant at any time new Awards to an Eligible Person who has previously received Awards or other grants (including other stock options) regardless of the status of such other Awards or grants. The Administrator may grant Awards singly or in combination or in tandem with other Awards as it determines in its discretion.

(c) Procedures. Subject to the Company’s charter or bylaws or any Board resolution conferring authority on the Committee, any action of the Administrator with respect to the administration of this Plan must be taken pursuant to a majority vote of the authorized number of members of the Administrator or by the unanimous written consent of its members; provided, however, that (i) if the Administrator is the Committee and consists of two (2) members, then actions of the Administrator must be unanimous, and (ii) actions taken by the Board will be valid if approved in accordance with applicable law.

4.3	No Liability.

No member of the Board or the Committee or any designee thereof will be liable for any action or inaction with respect to this Plan or any Award or any transaction arising under this Plan or any Award except in circumstances constituting bad faith of such member.

4.4	Amendments.

(a) Plan Amendments. The Administrator may at any time and from time to time in its discretion, insofar as permitted by applicable law, rule or regulation and subject to Section 4.4(c), suspend or discontinue this Plan or revise or amend it in any respect whatsoever, and this Plan as so revised or amended will govern all Awards, including those granted before such revision or amendment. Without limiting the generality of the foregoing, the Administrator is authorized to amend this Plan to comply with or take advantage of amendments to applicable laws, rules or regulations, including the Securities Act, the Exchange Act, the IRC, or the rules of any exchange or market system upon which the Common Stock is listed or trades, or any rules or regulations promulgated thereunder. No stockholder approval of any amendment or revision will be required unless such approval is required by applicable law, rule or regulation.

(b) Award Amendments; No Repricing. The Administrator may at any time and from time to time in its discretion, but subject to Section 4.4(c) and compliance with applicable statutory or administrative requirements, accelerate or extend the vesting or exercise period of any Award as a whole or in part, and make such other modifications in the terms and conditions of an Award as it deems advisable, provided, however, that the Administrator, other than in connection with an adjustment under Section 3.4, may reduce the exercise or base price of a Stock Option or SAR (either by cancellation of such Stock Option or SAR in exchange for cash, other Awards, or a new Stock Option or SAR at such reduced exercise or base price or by amending the terms of the Stock Option or SAR to reflect such a reduced exercise or base price) only with stockholder approval.

(c) Limitation. Except as otherwise provided in this Plan or in the applicable Award Document, no amendment, revision, suspension or termination of this Plan or an outstanding Award that would cause an Incentive Stock Option to cease to qualify as such or that would alter, impair or diminish in any material respect any rights or obligations under any Award theretofore granted under this Plan may be effected without the written consent of the Recipient to whom such Award was granted.

4.5	Other Compensation Plans.

The adoption of this Plan will not affect any other stock option, incentive or other compensation plans in effect from time to time for the Company, and this Plan will not preclude the Company from establishing any other forms of incentive or other compensation for employees, directors, advisors or consultants of the Company, whether or not approved by stockholders. This Plan does not affect in any way any outstanding award grants made under such plans and awards granted under such plans will continue to be governed by the terms and conditions of such plans.

4.6	Plan Binding on Successors.

This Plan will be binding upon the successors and assigns of the Company.

4.7	References to Successor Statutes, Regulations and Rules.

Any reference in this Plan to a particular statute, regulation or rule will also refer to any successor provision of such statute, regulation or rule.

4.8	Invalid Provisions.

In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability is not to be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions are to be given full force and effect to the same extent as though the invalid and unenforceable provision were not contained herein.

4.9	Governing Law.

This Plan will be governed by and interpreted in accordance with the internal laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.

4.10	Interpretation.

Headings herein are for convenience of reference only, do not constitute a part of this Plan, and will not affect the meaning or interpretation of this Plan. References herein to Sections or Articles are references to the referenced Section or Article hereof, unless otherwise specified.

ARTICLE V

GENERAL AWARD PROVISIONS

5.1	Participation in Plan.

(a) Eligibility to Receive Awards. A person is eligible to receive grants of Awards if, at the time of the grant of the Award, such person is an Eligible Person or has received an offer of employment from the Company, provided, however, that only Non-Employee Directors are eligible to receive Non-Employee Director Options, and provided further, that Awards granted to a person who has received an offer of employment will terminate and be forfeited without consideration if the employment offer is not accepted within such time as may be specified by the Company. Status as an Eligible Person will not be construed as a commitment that any Award will be granted under this Plan to an Eligible Person or to Eligible Persons generally.

(b) Eligibility to Receive Incentive Stock Options. Incentive Stock Options may be granted only to Eligible Persons meeting the employment requirements of Section 422 of the IRC.

(c) Awards to Foreign Nationals. Notwithstanding anything to the contrary herein, the Administrator may, in order to fulfill the purposes of this Plan, modify grants of Awards to Recipients who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom.

5.2	Award Documents.

Each Award must be evidenced by an Award Document setting forth such terms and conditions applicable to the Award as the Administrator may in its discretion determine. Awards will not be deemed made or binding upon the Company, and Recipients will have no rights thereto, until an Award Document agreement is entered into between the Company and the Recipient or delivered by the Company to the Recipient, but an Award may have an effective date prior to the date of such an Award Document, to the extent consistent with applicable law. Award Documents may be (but need not be) identical and must comply with and be subject to the terms and conditions of this Plan, a copy of which will be provided to each Recipient and incorporated by reference into each Award Document. Any Award Document may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Administrator. In case of any conflict between this Plan and any Award Document, this Plan shall control.

5.3	Payment For Awards.

(a) Payment of Exercise Price. The exercise price or other payment for an Award is payable upon the exercise of a Stock Option or upon other purchase of shares pursuant to an Award granted hereunder by delivery of legal tender of the United States or payment of such other consideration as the Administrator may from time to time deem acceptable in any particular instance; provided, however, that the Administrator may, in the exercise of its discretion, allow exercise of an Award in a broker-assisted or similar transaction in which the exercise price is not received by the Company until promptly after exercise.

(b) [Reserved]

(c) Cashless Exercise. If permitted in any case by the Administrator in its discretion, the exercise price for Awards may be paid by capital stock of the Company delivered in transfer to the Company by or on behalf of the person exercising the Award and duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the Exchange Act if required by the Administrator; or retained by the Company from the stock otherwise issuable upon exercise or surrender of vested and/or exercisable Awards or other equity awards previously granted to the Recipient and being exercised (if applicable) (in either case valued at Fair Market Value as of the exercise date); or such other consideration as the Administrator may from time to time in the exercise of its discretion deem acceptable in any particular instance.

(d) No Precedent. Recipients will have no rights to the exercise techniques described in Section 5.3(c), and the Company may offer or permit such techniques on an ad hoc basis to any Recipient without incurring any obligation to offer or permit such techniques on other occasions or to other Recipients.

5.4	No Employment Rights.

Nothing contained in this Plan (or in Award Documents or in any other documents related to this Plan or to Awards) will confer upon any Eligible Person or Recipient any right to continue in the employ of or engagement by the Company or any Affiliated Entity or constitute any contract or agreement of employment or engagement, or interfere in any way with the right of the Company or any Affiliated Entity to reduce such person’s compensation or other benefits or to terminate the employment or engagement of such Eligible Person or Recipient, with or without cause. Except as expressly provided in this Plan or in any statement evidencing the grant of an Award, the Company has the right to deal with each Recipient in the same manner as if this Plan and any such statement evidencing the grant of an Award did not exist, including, without limitation, with respect to all matters related to the hiring, discharge, compensation and conditions of the employment or engagement of the Recipient. Unless otherwise set forth in a written agreement binding upon the Company or an Affiliated Entity, all employees of the Company or an Affiliated Entity are “at will” employees whose employment may be terminated by the Company or the Affiliated Entity at any time for any reason or no reason, without payment or penalty of any kind. Any question(s) as to whether and when there has been a termination of a Recipient’s employment or engagement, the reason (if any) for such termination, and/or the consequences thereof under the terms of this Plan or any statement evidencing the grant of an Award pursuant to this Plan will be determined by the Administrator and the Administrator’s determination thereof will be final and binding.

5.5	Restrictions Under Applicable Laws and Regulations.

(a) Government Approvals. All Awards will be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the securities subject to Awards granted under this Plan upon any securities exchange or interdealer quotation system or under any federal, state or foreign law, or the consent or approval of any government or regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such an Award or the issuance, if any, or purchase of shares in connection therewith, such Award may not be exercised as a whole or in part unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Company. During the term of this Plan, the Company will use its reasonable efforts to seek to obtain from the appropriate governmental and regulatory agencies any requisite qualifications, consents, approvals or authorizations in order to issue and sell such number of shares of its Common Stock as is sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain any such qualifications, consents, approvals or authorizations after such reasonable efforts will relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such qualifications, consents, approvals or authorizations pertain.

(b) No Registration Obligation; Recipient Representations. The Company will be under no obligation to register or qualify the issuance of Awards or underlying securities under the Securities Act or applicable state securities laws. Unless the issuance of Awards and underlying securities have been registered under the Securities Act and qualified or registered under applicable state securities laws, the Company shall be under no obligation to issue any Awards or underlying securities unless the Awards and underlying securities may be issued pursuant to applicable exemptions from such registration or qualification requirements. In connection with any such exempt issuance, the Administrator may require the Recipient to provide a written representation and undertaking to the Company, satisfactory in form and scope to the Company, that such Recipient is acquiring such Awards and underlying securities for such Recipient’s own account as an investment and not with a view to, or for sale in connection with, the distribution of any such securities, and that such person will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act and other applicable law, and that if securities are issued without registration, a legend to this effect (together with any other legends deemed appropriate by the Administrator) may be endorsed upon the securities so issued, and to the effect of any additional representations that are appropriate in light of applicable securities laws and rules. The Company may also order its transfer agent to stop transfers of such shares. The Administrator may also require the Recipient to provide the Company such information and other documents as the Administrator may request in order to satisfy the Administrator as to the investment sophistication and experience of the Recipient and as to any other conditions for compliance with any such exemptions from registration or qualification.

5.6	Additional Conditions.

Any Award may be subject to such provisions (whether or not applicable to any other Award or Recipient) as the Administrator deems appropriate, including without limitation provisions for the forfeiture of or restrictions on resale or other disposition of securities of the Company acquired under this Plan, provisions giving the Company the right to repurchase securities of the Company acquired under this Plan in the event the Recipient leaves the Company for any reason or elects to effect any disposition thereof, and provisions to comply with federal and state securities laws.

5.7	No Privileges re Stock Ownership or Specific Assets.

Except as otherwise set forth herein, a Recipient or a permitted transferee of an Award will have no rights as a stockholder with respect to any shares issuable or issued in connection with the Award until the Recipient has delivered to the Company all amounts payable and performed all obligations required to be performed in connection with exercise of the Award and the Company has issued such shares. No person will have any right, title or interest in any fund or in any specific asset (including shares of capital stock) of the Company by reason of any Award granted hereunder. Neither this Plan (or any documents related hereto) nor any action taken pursuant hereto is to be construed to create a trust of any kind or a fiduciary relationship between the Company and any person. To the extent that any person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

5.8	Nonassignability.

No Award is assignable or transferable except: (a) by will or by the laws of descent and distribution; or (b) subject to the final sentence of this Section 5.8, upon dissolution of marriage pursuant to a qualified domestic relations order or, in the discretion of the Administrator on a case-by-case basis and under circumstances that would not adversely affect the interests of the Company, transfers for estate planning purposes or pursuant to a nominal transfer that does not result in a change in beneficial ownership. Subject to the final sentence of this Section 5.8, during the lifetime of a Recipient, an Award granted to such person will be exercisable only by the Recipient (or the Recipient’s permitted transferee) or such person’s guardian or legal representative. Notwithstanding the foregoing, Stock Options intended to be treated as Incentive Stock Options (or other Awards subject to transfer restrictions under the IRC) (i) may not be assigned or transferred in violation of Section 422(b)(5) of the IRC or the regulations thereunder, and nothing herein is intended to allow such assignment or transfer; and (ii) will be exercisable during a Recipient’s lifetime only by the Recipient.

5.9	Information To Recipients.

(a) Provision of Information. The Administrator in its sole discretion may determine what, if any, financial and other information is to be provided to Recipients and when such financial and other information is to be provided after giving consideration to applicable federal and state laws, rules and regulations, including, without limitation, applicable federal and state securities laws, rules and regulations.

(b) Confidentiality. The furnishing of financial and other information that is confidential to the Company is subject to the Recipient’s agreement to maintain the confidentiality of such financial and other information, and not to use the information for any purpose other than evaluating the Recipient’s position under this Plan. The Administrator may impose other restrictions on the access to and use of such confidential information and may require a Recipient to acknowledge the Recipient’s obligations under this Section 5.9(b) (which acknowledgment is not to be a condition to Recipient’s obligations under this Section 5.9(b)).

5.10	Withholding Taxes.

Whenever the granting, vesting or exercise of any Award, or the issuance of any Common Stock or other securities upon exercise of any Award or transfer thereof, gives rise to tax or tax withholding liabilities or obligations, the Administrator will have the right as a condition thereto to require the Recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements arising in connection therewith. The Administrator may, in the exercise of its discretion, allow satisfaction of tax withholding requirements by accepting delivery of stock of the Company or by withholding a portion of the stock otherwise issuable in connection with an Award, in each case valued at Fair Market Value as of the date of such delivery or withholding, as the case may be.

5.11	Legends on Awards and Stock Certificates.

Each Award Document and each certificate representing securities acquired upon grant, vesting or exercise of an Award must be endorsed with all legends, if any, required by applicable federal and state securities and other laws to be placed on the Award Document and/or the certificate. The determination of which legends, if any, will be placed upon Award Documents or the certificates will be made by the Administrator in its discretion and such decision will be final and binding.

5.12	Effect of Termination of Employment on Awards.

(a) Termination of Vesting. Notwithstanding anything to the contrary herein, but subject to Section 5.12(b) Awards will be exercisable by a Recipient (or the Recipient’s successor in interest) following such Recipient’s termination of employment or service only to the extent that installments thereof had become exercisable on or prior to the date of such termination.

(b) Alteration of Vesting and Exercise Periods. Notwithstanding anything to the contrary herein, the Administrator may in its discretion (i) designate shorter or longer periods following a Recipient’s termination of employment or service during which Awards may vest or be exercised; provided, however, that any shorter periods determined by the Administrator will be effective only if provided for in this Plan or the instrument that evidences the grant to the Recipient of the affected Award or if such shorter period is agreed to in writing by the Recipient, and (ii) accelerate the vesting of all or any portion of any Awards by increasing the number of shares purchasable at any time.

(c) Leave of Absence. In the case of any employee on an approved leave of absence, the Administrator may make such provision respecting continuance of Awards granted to such employee as the Administrator in its discretion deems appropriate, except that in no event will an Award be exercisable after the date such Award would expire in accordance with its terms had the Recipient remained continuously employed.

(d) General Cessation. Except as otherwise set forth in this Plan or an Award Document or as determined by the Administrator in its discretion, all Awards granted to a Recipient, and all of such Recipient’s rights thereunder, will terminate upon termination for any reason of such Recipient’s employment or service with the Company or any Affiliated Entity (or cessation of any other service relationship between the Recipient and the Company or any Affiliated Entity in place as of the date the Award was granted).

5.13	Lock-Up Agreements.

Each Recipient agrees as a condition to receipt of an Award that, in connection with any public offering by the Company of its equity securities and upon the request of the Company and the principal underwriter (if any) in such public offering, any shares of Common Stock acquired or that may be acquired upon exercise or vesting of an Award may not be sold, offered for sale, encumbered, or otherwise disposed of or subjected to any transaction that will involve any sales or other transfer of securities of the Company, or any interest therein, without the prior written consent of the Company or such underwriter, as the case may be, for a period of not more than 365 days after the commencement date of such public offering. Each Recipient will, if requested by the Company or the principal underwriter, enter into a separate agreement to the effect of this Section 5.13.

5.14	Restrictions on Common Stock and Other Securities.

Common Stock or other securities of the Company issued or issuable in connection with any Award will be subject to all of the restrictions imposed under this Plan upon Common Stock issuable or issued upon exercise of Stock Options, except as otherwise determined by the Administrator.

5.15	Limits on Awards to Eligible Persons.

Notwithstanding any other provision of this Plan, no one Eligible Person shall be (a) granted Awards (other than Performance Awards payable in cash) with respect to more than 1,800,000 shares of Common Stock in any one calendar year, and (b) granted Performance Awards payable in cash that exceed $1,000,000 in any one calendar year, provided, however, that this limitation shall not apply if it is not required in order for the compensation attributable to Awards hereunder to qualify as Performance-Based Compensation. The limitation set forth in this Section 5.15(a) will be subject to adjustment as provided in Section 3.4 or under Article VIII, but only to the extent such adjustment would not affect the status of compensation attributable to Awards as Performance-Based Compensation.

ARTICLE VI

AWARDS

6.1	Stock Options.

(a) Nature of Stock Options. Stock Options may be Incentive Stock Options or Nonqualified Stock Options.

(b) Option Exercise Price. The exercise price for each Stock Option will be determined by the Administrator as of the date such Stock Option is granted and shall not be less than the Fair Market Value of the underlying stock on the date of grant, provided, however, that in the case of Stock Options granted to employees upon a merger or acquisition, the exercise price may be higher or lower than the Fair Market Value of the underlying stock on the date of grant if such exercise price is required to assume or substitute options held by employees of the acquired corporation at the time of the acquisition.

(c) Option Period and Vesting. Stock Options granted hereunder will vest and may be exercised as determined by the Administrator, except that exercise of Stock Options after termination of the Recipient’s employment or service shall be subject to Section 5.12 and Section 6.1(e). Each Stock Option granted hereunder and all rights or obligations thereunder shall expire on such date as may be determined by the Administrator, but not later than ten (10) years after the date the Stock Option is granted and may be subject to earlier termination as provided herein or in the Award Document. Except as otherwise provided herein, a Stock Option will become exercisable, as a whole or in part, on the date or dates specified by the Administrator and thereafter will remain exercisable until the exercise, expiration or earlier termination of the Stock Option.

(d) Exercise of Stock Options. The exercise price for Stock Options will be paid as set forth in Section 5.3. No Stock Option will be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not fewer than 100 shares of Common Stock (or such other amount as may be set forth in the applicable Award Document) may be purchased at one time and Stock Options must be exercised in multiples of 100 unless the number purchased is the total number of shares for which the Stock Option is exercisable at the time of exercise. A Stock Option will be deemed to be exercised when the Secretary or other designated official of the Company receives written notice of such exercise from the Recipient in such form as the Company may specify from time to time, together with payment of the exercise price in accordance with Section 5.3 and any amounts required under Section 5.10 or, with permission of the Administrator, arrangement for such payment. Notwithstanding any other provision of this Plan, the Administrator may impose, by rule and/or in Award Documents, such conditions upon the exercise of Stock Options (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 and Rule 10b-5 under the Exchange Act, and any amounts required under Section 5.10, or any applicable section of or regulation under the IRC.

(e) Termination of Employment.

(i) Termination for Just Cause. Subject to Section 5.12 and except as otherwise provided in a written agreement between the Company or an Affiliated Entity and the Recipient, which may be entered into at any time before or after termination of employment or service, in the event of a Just Cause Dismissal of a Recipient all of the Recipient’s unexercised Stock Options, whether or not vested, will expire and become unexercisable as of the date of such Just Cause Dismissal.

(ii) Termination Other Than for Just Cause. Subject to Section 5.12 and except as otherwise provided in a written agreement between the Company or an Affiliated Entity and the Recipient, which may be entered into at any time before or after termination of employment or service, if a Recipient’s employment or service with the Company or any Affiliated Entity terminates for:

(A) any reason other than for Just Cause Dismissal, death, or Permanent Disability, the Recipient’s Stock Options, whether or not vested, will expire and become unexercisable as of the earlier of: (1) the date such Stock Options would expire in accordance with their terms had the Recipient remained employed; and (2) 90 days after the date of termination of employment or service.

(B) death or Permanent Disability, the Recipient’s unexercised Stock Options will, whether or not vested, expire and become unexercisable as of the earlier of: (1) the date such Stock Options would expire in accordance with their terms had the Recipient remained employed; and (2) one year after the date of termination of employment or service.

(f) Special Provisions Regarding Incentive Stock Options. Notwithstanding anything herein to the contrary,

(i) The exercise price and vesting period of any Stock Option intended to be treated as an Incentive Stock Option must comply with the provisions of Section 422 of the IRC and the regulations thereunder. As of the Effective Date, such provisions require, among other matters, that: (A) the exercise price must not be less than the Fair Market Value of the underlying stock as of the date the Incentive Stock Option is granted, and not less than 110% of the Fair Market Value as of such date in the case of a grant to a Significant Stockholder; and (B) that the Incentive Stock Option not be exercisable after the expiration of ten (10) years from the date of grant or the expiration of five (5) years from the date of grant in the case of an Incentive Stock Option granted to a Significant Stockholder.

(ii) The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Stock Options granted to any Recipient under this Plan (or any other option plan of the Company or of any Parent Corporation or Subsidiary Corporation) may for the first time become exercisable as Incentive Stock Options under the federal tax laws during any one calendar year may not exceed $100,000.

(iii) Any Stock Options granted as Incentive Stock Options pursuant to this Plan that for any reason fail or cease to qualify as such will be treated as Nonqualified Stock Options. If the limit described in Section 6.1(f)(ii) is exceeded, the earliest granted Stock Options will be treated as Incentive Stock Options, up to such limit.

(g) Non-Employee Director Options. Article VII will govern Non-Employee Director Options to the extent inconsistent with this Section 6.1.

6.2	Performance Awards.

(a) Grant of Performance Award. The Administrator will determine in its discretion the preestablished, objective performance goals (which need not be identical and may be established on an individual or group basis) governing Performance Awards, the terms thereof, and the form and time of payment of Performance Awards.

(b) Payment of Award. Upon satisfaction of the conditions applicable to a Performance Award, payment will be made to the Recipient in cash, in shares of Common Stock valued at Fair Market Value as of the date payment is due, or in a combination of Common Stock and cash, as the Administrator in its discretion may determine.

6.3	Restricted Stock.

(a) Award of Restricted Stock. The Administrator will determine the Purchase Price (if any), the terms of payment of the Purchase Price, the restrictions upon the Restricted Stock, and when such restrictions will lapse.

(b) Requirements of Restricted Stock. All shares of Restricted Stock granted or sold pursuant to this Plan will be subject to the following conditions:

(i) No Transfer. The shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions are removed or expire;

(ii) Certificates. The Administrator may require that the certificates representing Restricted Stock granted or sold to a Recipient remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire;

(iii) Restrictive Legends. Each certificate representing Restricted Stock granted or sold to a Recipient pursuant to this Plan will bear such legend or legends making reference to the restrictions imposed upon such Restricted Stock as the Administrator in its discretion deems necessary or appropriate to enforce such restrictions; and

(iv) Other Restrictions. The Administrator may impose such other conditions on Restricted Stock as the Administrator may deem advisable, including, without limitation, restrictions under the Securities Act, under the Exchange Act, under the requirements of any stock exchange or interdealer quotation system upon which such Restricted Stock or other securities of the Company are then listed or traded and under any blue sky or other securities laws applicable to such shares.

(c) Lapse of Restrictions. The restrictions imposed upon Restricted Stock will lapse in accordance with such terms or other conditions as are determined by the Administrator.

(d) Rights of Recipient. Subject to the provisions of Section 6.3(b) and any restrictions imposed upon the Restricted Stock, the Recipient will have all rights of a stockholder with respect to the Restricted Stock granted or sold to such Recipient under this Plan, including, without limitation, the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

(e) Termination of Employment. Unless the Administrator in its discretion determines otherwise, if a Recipient’s employment or service with the Company or any Affiliated Entity terminates for any reason, all of the Recipient’s Restricted Stock remaining subject to restrictions on the date of such termination of employment or service will be repurchased by the Company at the Purchase Price (if any) paid by the Recipient to the Company, without interest or premium, and otherwise returned to the Company without consideration.

6.4	Stock Appreciation Rights.

(a) Granting of Stock Appreciation Rights. The Administrator may at any time and from time to time approve the grant to Eligible Persons of Stock Appreciation Rights, related or unrelated to Stock Options.

(b) SARs Related to Options.

(i) A Stock Appreciation Right related to a Stock Option will entitle the holder of the related Stock Option, upon exercise of the Stock Appreciation Right, to surrender such Stock Option, or any portion thereof to the extent previously vested but unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 6.4(b)(iii). Such Stock Option will, to the extent surrendered, then cease to be exercisable.

(ii) A Stock Appreciation Right related to a Stock Option hereunder will be exercisable at such time or times, and only to the extent that, the related Stock Option is exercisable, and will not be transferable except to the extent that such related Stock Option may be transferable (and under the same conditions), will expire no later than the expiration of the related Stock Option, and may be exercised only when the market price of the Common Stock subject to the related Stock Option exceeds the exercise price of the Stock Option.

(iii) Upon the exercise of a Stock Appreciation Right related to a Stock Option, the Recipient will be entitled to receive payment of an amount determined by multiplying: (A) the difference obtained by subtracting the exercise price of a share of Common Stock specified in the related Stock Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right (or as of such other date or as of the occurrence of such event as may have been specified in the instrument evidencing the grant of the Stock Appreciation Right), by (B) the number of shares as to which such Stock Appreciation Right is exercised.

(c) SARs Unrelated to Options. The Administrator may grant Stock Appreciation Rights unrelated to Stock Options. Section 6.4(b)(iii) will govern the amount payable at exercise under such Stock Appreciation Right, except that in lieu of an option exercise price the initial base amount specified in the Award shall be used. All Stock Appreciation Rights unrelated to Stock Options shall be granted subject to the same terms and conditions applicable to Stock Options as set forth in Section 6.1.

(d) Limits. Notwithstanding the foregoing, the Administrator, in its discretion, may place a dollar limitation on the maximum amount that will be payable upon the exercise of a Stock Appreciation Right.

(e) Payments. Payment of the amount determined under the foregoing provisions may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the discretion of the Administrator, in cash or in a combination of cash and shares of Common Stock as the Administrator deems advisable. The Administrator has full discretion to determine the form in which payment of a Stock Appreciation Right will be made and to consent to or disapprove the election of a Recipient to receive cash in full or partial settlement of a Stock Appreciation Right. If the Administrator decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

6.5	Stock Payments.

The Administrator may approve Stock Payments to any Eligible Person on such terms and conditions as the Administrator may determine. Stock Payments will replace cash compensation at the Fair Market Value of the Common Stock on the date payment is due.

6.6	Dividend Equivalents.

The Administrator may grant Dividend Equivalents to any Recipient who has received an Award denominated in shares of Common Stock other than Stock Options or SARs or, to the extent unearned, Performance Awards. Dividend Equivalents may be paid in cash, Common Stock or other Awards; the amount of Dividend Equivalents paid other than in cash will be determined by the Administrator by application of such formula as the Administrator may deem appropriate to translate the cash value of dividends paid to the alternative form of payment of the Dividend Equivalent. Dividend Equivalents will be computed as of each dividend record date and will be payable to recipients thereof at such time as the Administrator may determine. Notwithstanding the foregoing, if it is intended that an Award qualify as Performance-Based Compensation, and the amount of compensation the Recipient could receive under the Award is based solely on an increase in value of the underlying stock after the date of the grant or award, then the payment of any Dividend Equivalents related to the Award shall not be made contingent on the exercise of the Award.

6.7	Stock Bonuses.

The Administrator may issue Stock Bonuses to Eligible Persons on such terms and conditions as the Administrator may determine.

6.8	Stock Sales.

The Administrator may sell to Eligible Persons shares of Common Stock on such terms and conditions as the Administrator may determine.

6.9	Phantom Stock.

The Administrator may grant Awards of Phantom Stock to Eligible Persons. Phantom Stock is a cash payment measured by the Fair Market Value of a specified number of shares of Common Stock on a specified date, or measured by the excess of such Fair Market Value over a specified minimum, which may but need not include a Dividend Equivalent.

6.10	Other Stock-Based Benefits.

The Administrator is authorized to grant Other Stock-Based Benefits. Other Stock-Based Benefits are any arrangements granted under this Plan not otherwise described above that: (a) by their terms might involve the issuance or sale of Common Stock or other securities of the Company; or (b) involve a benefit that is measured, as a whole or in part, by the value, appreciation, dividend yield or other features attributable to a specified number of shares of Common Stock or other securities of the Company.

ARTICLE VII

NON-EMPLOYEE DIRECTOR OPTIONS

7.1	Grants of Stock Options.

Immediately following each annual meeting of stockholders of the Company, each Non-Employee Director who has served as a director since his or her election or appointment and has been re-elected as a director at such annual meeting shall automatically receive an option to purchase up to 10,000 shares of the Company’s Common Stock. Each Non-Employee Director who is appointed or elected other than at an annual meeting of stockholders of the Company (whether by replacing a director who retires, resigns or otherwise terminates his or her service as a director prior to the expiration of his or her term or otherwise) shall automatically receive an option to purchase shares of the Company’s Common Stock as of the date of such appointment or election, consisting of a number of shares of Company Common Stock determined by multiplying 10,000 by a fraction, the numerator of which is the number of days from the date of grant to the date of the next scheduled annual meeting of stockholders of the Company and the denominator of which is 365 (exclusive of fractional shares). The exercise price for all grants of options granted under this Section 7.1 shall be equal to the Fair Market Value of the Company’s Common Stock on the date of grant, subject to: (a) vesting as set forth in Section 7.2 and (b) adjustment as set forth in this Plan.

7.2	Vesting.

All grants of options granted under Section 7.1 shall vest and become exercisable 100% on the day prior to the date of the next annual meeting of stockholders following the grant date if the Recipient has remained a director for the entire period from the date of grant to such vesting date. Notwithstanding the foregoing, however, subject to subject to Section 5.12, all grants of options granted under Section 7.1 that have not vested and become exercisable at the time the Recipient ceases to be a director shall terminate.

7.3	Exercise.

Non-Employee Director Options will be exercisable, and the exercise price therefor shall be paid, in the same manner as provided herein for other Stock Options.

7.4	Term of Options and Effect of Termination.

Notwithstanding any other provision of the Plan, no Non-Employee Director Option granted under the Plan shall be exercisable after the expiration of ten years from the effective date of its grant. In the event that the Recipient of any Non-Employee Director Options granted under the Plan shall cease to be a director of the Company, subject to Section 5.12, all grants of options granted under Section 7.1 of this Plan to such Recipient shall be exercisable, to the extent already exercisable at the date such Recipient ceases to be a director and regardless of the reason the Recipient ceases to be a director, for a period of 365 days after that date (or, if sooner, until the expiration of the option according to its terms), and shall then terminate. In the event of the death of a Recipient while such Recipient is a director of the Company or within the period after termination of such status during which he or she is permitted to exercise an option, such option may be exercised by any person or persons designated by the Recipient on a beneficiary designation form adopted by the Plan administrator for such purpose or, if there is no effective beneficiary designation form on file with the Company, by the executors or administrators of the Recipient’s estate or by any person or persons who shall have acquired the option directly from the Recipient by his or her will or the applicable laws of descent and distribution.

7.5	Amendment; Suspension.

The Administrator may at any time and from time to time in its discretion (a) change the number of shares or vesting periods associated with the Non-Employee Director Options, and (b) suspend and reactivate this Article VII.

ARTICLE VIII

CHANGE IN CONTROL

8.1	Provision for Awards Upon Change in Control.

Unless otherwise set forth in an Award Document or in this Section 8.1, as of the effective time and date of any Change in Control, this Plan and any then outstanding Awards (whether or not vested) will automatically terminate unless: (a) provision is made in writing in connection with such transaction for the continuance of this Plan and for the assumption of such Awards, or for the substitution for such Awards of new awards covering the securities of a successor entity or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise prices or other measurement criteria, in which event this Plan and such outstanding Awards will continue or be replaced, as the case may be, in the manner and under the terms so provided; or (b) the Board otherwise provides in writing for such adjustments as it deems appropriate in the terms and conditions of the then-outstanding Awards (whether or not vested), including, without limitation, (i) accelerating the vesting of outstanding Awards, and/or (ii) providing for the cancellation of Awards and their automatic conversion into the right to receive the securities, cash or other consideration that a holder of the shares underlying such Awards would have been entitled to receive upon consummation of such Change in Control had such shares been issued and outstanding immediately prior to the effective date and time of the Change in Control (net of the appropriate option exercise prices). If, pursuant to the foregoing provisions of this Section 8.1, this Plan and the Awards terminate by reason of the occurrence of a Change in Control without provision for any of the action(s) described in clause (a) or (b) hereof, then subject to Section 5.12 and Section 6.1(e), any Recipient holding outstanding Awards will have the right, at such time prior to the consummation of the Change in Control as the Board designates, to exercise or receive the full benefit of the Recipient’s Awards to the full extent not theretofore exercised, including any installments which have not yet become vested. Notwithstanding anything to the contrary in this Section 8.1, the vesting provisions of Section 7.2 or any other provision in the Plan, all Non-Employee Director Options granted under the Plan shall automatically vest and become exercisable immediately prior to any Change in Control if the optionee is a director of the Company at that time.

ARTICLE IX

DEFINITIONS

Capitalized terms used in this Plan and not otherwise defined have the meanings set forth below:

“Administrator” means the Board as long as no Committee has been appointed and is in effect and also means the Committee to the extent that the Board has delegated authority thereto.

“Affiliated Entity” means any Parent Corporation of the Company or Subsidiary Corporation of the Company or any other entity controlling, controlled by, or under common control with the Company.

“Applicable Dividend Period” means (i) the period between the date a Dividend Equivalent is granted and the date the related Award terminates or is converted to Common Stock, or (ii) such other time as the Administrator may specify in the written instrument evidencing the grant of the Dividend Equivalent.

“Award” means any Stock Option, Performance Award, Restricted Stock, Stock Appreciation Right, Stock Payment, Stock Bonus, Stock Sale, Phantom Stock, Dividend Equivalent, or Other Stock-Based Benefit granted or sold to an Eligible Person under this Plan, or any similar award granted by the Company prior to the Effective Date and outstanding as of the Effective Date that is governed by this Plan.

“Award Document” means the agreement or confirming memorandum (or other instrument) setting forth the terms and conditions of an Award. An Award Document may be in the form of an agreement to be executed by both the Recipient and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Administrator.

“Board” means the Board of Directors of the Company.

“Change in Control” means the following and shall be deemed to occur if any of the following events occurs:

(i) Any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(ii) Individuals who, as of the effective date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided, however, that any individual who becomes a director after the effective date hereof whose election, or nomination for election by the Company’s stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any person, entity or group (as defined above) having the power to exercise, through beneficial ownership, voting agreement and/or proxy, twenty percent (20%) or more of either the outstanding shares of Common

Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual’s election or nomination for election by the Company’s stockholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

(iii) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company’s assets or a Reorganization of the Company with any other person, corporation or other entity, other than

(A) a Reorganization that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a Reorganization that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such Reorganization (or series of related transactions involving such a Reorganization), or

(B) a Reorganization effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

(iv) Approval by the stockholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation of the Company.

“Committee” means any committee appointed by the Board to administer this Plan pursuant to Section 4.1.

“Common Stock” means the common stock of the Company, $0.001 par value per share, as constituted on the Effective Date, and as thereafter adjusted under Section 3.4.

“Company” means Quidel Corporation, a Delaware corporation.

“Dividend Equivalent” means a right granted by the Company under Section 6.6 to a holder of an Award denominated in shares of Common Stock to receive from the Company during the Applicable Dividend Period payments equivalent to the amount of dividends payable to holders of the number of shares of Common Stock underlying such Award.

“Effective Date” means the date this Plan is first approved and adopted by the Company’s stockholders.

“Eligible Person” includes directors, including Non-Employee Directors, officers, employees, consultants and advisors of the Company or of any Affiliated Entity; provided, however, that in order to be Eligible Persons, consultants and advisors must render bona fide services to the Company or any Affiliated Entity that are not in connection with capital-raising.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Date” means the tenth (10th) anniversary of the Effective Date.

“Fair Market Value” of a share of the Company’s capital stock as of a particular date means: (i) if the stock is listed on an established stock exchange or exchanges (including for this purpose, the Nasdaq Global Select Market), the closing sale price of the stock for such date on the primary exchange upon which the stock trades, as measured by volume, as published in The Wall Street Journal, or, if no sale price was quoted for such date, then as of the next preceding date on which such a sale price was quoted; or (ii) if the stock is not then listed on an exchange (including the Nasdaq Global Select Market), the average of the closing bid and asked prices per share for the stock in the over-the-counter market on such date (in the case of (i) or (ii), subject to adjustment as and if necessary and appropriate to set an exercise price not less than 100% of the fair market value of the stock on the date an Award is granted); or (iii) if the stock is not then listed on an exchange or quoted in the over-the-counter market, an amount determined in good faith by the Administrator, provided, however, that (A) when appropriate, the Administrator in determining Fair Market Value of capital stock of the Company may take into account such other factors as it may deem appropriate under the circumstances, and (B) if the stock is traded on the Nasdaq SmallCap Market and both sales prices and bid and asked prices are quoted or available, the Administrator may elect to determine Fair Market Value under either clause (i) or (ii) above. Notwithstanding the foregoing, the Fair Market Value of capital stock for purposes of grants of Stock Options and Stock Appreciation Rights must be determined in a manner consistent with Section 409A of the IRC and, to the extent applicable, Section 422 of the IRC. The Fair Market Value of rights or property other than capital stock of the Company means the fair market value thereof as determined by the Administrator on the basis of such factors as it may deem appropriate.

“Incentive Stock Option” means a Stock Option that qualifies as an incentive stock option under Section 422 of the IRC.

“IRC” means the Internal Revenue Code of 1986, as amended.

“Just Cause Dismissal” means a termination of a Recipient’s employment for any of the following reasons: (i) the Recipient violates any reasonable rule or regulation of the Board, the Company’s President or Chief Executive Officer or the Recipient’s

superiors that results in damage to the Company or any Affiliated Entity or which, after written notice to do so, the Recipient fails to correct within a reasonable time not exceeding 15 days; (ii) any willful misconduct or gross negligence by the Recipient in the responsibilities assigned to the Recipient; (iii) any willful failure to perform the Recipient’s job as required to meet the objectives of the Company or any Affiliated Entity; (iv) any wrongful conduct of a Recipient which has an adverse impact on the Company or any Affiliated Entity or which constitutes a misappropriation of assets of the Company or any Affiliated Entity; (v) the Recipient’s performing services for any other person or entity that competes with the Company while the Recipient is employed by the Company without the written approval of the Chief Executive Officer of the Company; or (vi) any other conduct that the Administrator reasonably determines constitutes Just Cause for Dismissal; provided, however, that if a Recipient is party to an employment agreement with the Company or any Affiliated Entity providing for just cause dismissal (or some comparable concept) of Recipient from Recipient’s employment with the Company or any Affiliated Entity, “Just Cause Dismissal” for purposes of this Plan will have the same meaning as ascribed thereto or to such comparable concept in such employment agreement.

“Non-Employee Director” means a director of the Company who qualifies as a “Non-Employee Director” under Rule 16b-3 under the Exchange Act.

“Non-Employee Director Option” means a right to purchase stock of the Company granted under Section 7.1 of this Plan.

“Nonqualified Stock Option” means a Stock Option that is not an Incentive Stock Option.

“Other Stock-Based Benefits” means an Award granted under Section 6.10.

“Parent Corporation” means any Parent Corporation as defined in Section 424(e) of the IRC.

“Performance Award” means an Award under Section 6.2, payable in cash, Common Stock or a combination thereof, that vests and becomes payable over a period of time upon attainment of preestablished, objective performance goals established in connection with the grant of the Award, which may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations.

“Performance-Based Compensation” means performance-based compensation as described in Section 162(m) of the IRC and the regulations issued thereunder. If the amount of compensation an Eligible Person will receive under any Award is not based solely on an increase in the value of Common Stock after the date of grant or award, the Administrator, in order to qualify an Award as performance-based compensation under Section 162(m) of the IRC, can condition the grant, award, vesting, or exercisability of such an Award on the attainment of one or more Qualifying Performance Criteria.

“Permanent Disability” means that the Recipient becomes physically or mentally incapacitated or disabled so that the Recipient is unable to perform substantially the same services as the Recipient performed prior to incurring such incapacity or disability (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such incapacity or disability, and the determination of such physician to be binding upon the Company and the Recipient), and such incapacity or disability continues for a period of three consecutive months or six months in any 12-month period or such other period(s) as may be determined by the Administrator with respect to any Award, provided, however, that for purposes of determining the period during which an Incentive Stock Option may be exercised pursuant to Section 6.1(e), Permanent Disability shall mean “permanent and total disability” as defined in Section 22(e) of the IRC.

“Person” means any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding (i) the Company and its subsidiaries, (ii) any employee stock ownership or other employee benefit plan maintained by the Company and (iii) an underwriter or underwriting syndicate that has acquired the Company’s securities solely in connection with a public offering thereof.

“Phantom Stock” means an Award granted under Section 6.9.

“Plan” means this 2010 Equity Incentive Plan of the Company.

“Plan Term” means the period during which this Plan remains in effect (commencing the Effective Date and ending on the Expiration Date).

“Prior Plan” means the 2001 Equity Incentive Plan of the Company, as amended.

“Purchase Price” means the purchase price (if any) to be paid by a Recipient for Restricted Stock as determined by the Administrator (which price shall be at least equal to the minimum price required under applicable laws and regulations for the issuance of Common Stock which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met).

“Qualifying Performance Criteria” means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliated Entity, either individually, alternatively or in any combination, and measured either annually (or over such shorter period) or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator: (a) cash flow, (b) earnings and earnings per share (including earnings before interest, taxes, and amortization), (c) return on equity, (d) total Stockholder return, (e) return on capital, (f) return on assets or net assets, (g) aggregate product price; (h) market share or market penetration with respect to specific designated products and/or geographic areas; (i) revenues, income or net income, (j) operating income or net operating income, (k) operating margin and (l) return on operating revenue.

“Recipient” means a person who has received an Award.

“Reorganization” means any merger, consolidation or other reorganization.

“Restricted Stock” means Common Stock that is the subject of an Award made under Section 6.3 and that is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met, as set forth in this Plan and in any statement evidencing the grant of such Award.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Stockholder” is an individual who, at the time a Stock Option is granted to such individual under this Plan, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary Corporation (after application of the attribution rules set forth in Section 424(d) of the IRC).

“Stock Appreciation Right” or “SAR” means a right granted under Section 6.4 to receive a payment that is measured with reference to the amount by which the Fair Market Value of a specified number of shares of Common Stock appreciates from a specified date, such as the date of grant of the SAR, to the date of exercise.

“Stock Bonus” means an issuance or delivery of unrestricted or restricted shares of Common Stock under Section 6.7 as a bonus for services rendered or for any other valid consideration under applicable law.

“Stock Payment” means a payment in shares of the Company’s Common Stock under Section 6.5 to replace all or any portion of the compensation or other payment (other than base salary) that would otherwise become payable to the Recipient in cash.

“Stock Option” means a right to purchase stock of the Company granted under Section 6.1 or Section 7.1 of this Plan.

“Stock Sale” means a sale of Common Stock to an Eligible Person under Section 6.8.

“Subsidiary Corporation” means any Subsidiary Corporation as defined in Section 424(f) of the IRC.

Appendix B

QUIDEL CORPORATION

1983 EMPLOYEE STOCK PURCHASE PLAN

(As Proposed to be Amended and Restated)

The following constitute the provisions of the 1983 Employee Stock Purchase Plan (herein called the “Plan”) of Quidel Corporation, a Delaware corporation (herein called the “Company”).

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the Common Stock, no par value, of the Company.

(d) “Company” shall mean Quidel Corporation, a Delaware corporation.

(e) “Compensation” shall mean all regular straight time earnings, payments or overtime, shift premium, incentive compensation, incentive payments, bonuses and commissions (except to the extent that the exclusion of any such items for all participants is specifically directed by the Board or its committee).

(f) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(g) “Employee” shall mean any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

(h) “Exercise Date” shall mean the last day of each offering period of the Plan.

(i) “Offering Date” shall mean the first day of each offering period of the Plan.

(j) “Plan” shall mean this Employee Stock Purchase Plan.

(k) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation flow exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Eligibility.

(a) Any Employee as defined in paragraph 2 who shall be employed by the Company on the date his participation in the Plan is effective shall be eligible to participate in the Plan, subject to limitations imposed by Section 423(b) of the Code.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 425(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan shall be implemented by one offering during each six month period of the Plan, commencing on or about, and continuing thereafter until terminated in accordance with paragraph 19 hereof. The Board of Directors of the Company shall have the power to change the duration of offering periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning at the first offering period to be affected.

5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deduction on the form provided by the Company and filing it with the Company’s payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible employees with respect to a given offering.

(b) Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the Exercise Date of the offering to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 10.

6. Payroll Deductions.

(a) At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the offering period in an amount not exceeding ten percent (10%) of the Compensation which he received on the payday immediately preceding the Offering Date, and the aggregate of such payroll deductions during the offering period shall not exceed ten percent (10%) of his aggregate Compensation during said offering period.

(b) All payroll deductions made by a participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account.

(c) A participant may discontinue his participation in the Plan as provided in paragraph 10, or may lower, but not increase, the rate of his payroll deductions during the offering period by completing or filing with the Company a new authorization for payroll deduction. The change in rate shall be effective fifteen (15) days following the Company’s receipt of the new authorization.

7. Grant of Option.

(a) On the Offering Date of each six month offering period, each eligible Employee participating in the Plan shall be granted an option to purchase (at the per share option price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions to be accumulated during such offering period (not to exceed an amount equal to ten percent (10%) of his Compensation as of the date of the commencement of the applicable offering period) by eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date, subject to the limitations set forth in Section 3(b) and 12 hereof. Fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 7(b) herein. Notwithstanding the foregoing, no employee shall be granted an option to purchase more than 5,000 shares of the Company’s Common Stock during any six-month offering period.

(b) The option price per share of the shares offered in a given offering period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company’s Common Stock on a given date shall be the mean of the reported bid and asked prices for that date except that the fair market value on the Offering Date of the initial offering period shall be the initial public offering price.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10, his option for the purchase of shares will be exercised automatically on the Exercise Date of the offering period, and the maximum number of full shares subject to option will be purchased for him at the applicable option price with the accumulated payroll deductions in his account. If the total amount of payroll deductions for a participant during the offering period exceeds the purchase price of such shares as determined in Section 7(a), such excess amount will be refunded to the participant.

9. Delivery. As promptly as practicable after the Exercise Date of each offering, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option. Any cash remaining to the credit of a participant’s account under the Plan after a purchase by him of shares at the termination of each offering period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be returned to said participant.

10. Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the payroll deductions credited to his account under the Plan at any time prior to the Exercise Date of the offering period by giving written notice to the Company. All of the participant’s payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal and his option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the offering period.

(b) Upon termination of the participant’s employment prior to the Exercise Date of the offering period for any reason, including retirement or death, the payroll deductions credited to his account will be returned to him or, in the case of his death, to the person or persons entitled thereto under paragraph 14, and his option will be automatically terminated.

(c) in the event an Employee fails to remain in the continuous employ of the Company for at least twenty (20) hours per week during the offering period in which the employee is a participant, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to him and his option terminated.

(d) A participant’s withdrawal from an offering will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

12. Stock.

(a) The maximum number of shares of the Company’s Common Stock that shall be made available for sale under the Plan shall be 1,250,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof on the Offering Date of an offering period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

(b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his spouse.

13. Administration. The Plan shall be administered by the Board of Directors of the Company or a committee appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

(a) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

(b) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

14. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of the offering period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of the offering period.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees semi-annually promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19. Amendment or Termination. The Board of Directors of the Company may at any time terminate or amend the Plan. No such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, nor may an amendment be made without prior approval of the stockholders of the Company if such amendment would:

(a) increase the number of shares that may be issued under the Plan;

(b) Permit payroll deductions at a rate in excess of ten percent (10%) of the participant1s Compensation;

(c) Modify the requirements concerning which employees (or class of employees) are eligible for participation in the Plan; or

(d) Materially increase the benefits which may accrue to participants under the Plan.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Plan is adopted. If such share- holder approval is obtained at a duly held stockholders’ meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon, which approval shall be:

(a) (1) solicited substantially in accordance with Section 14(a) of the Securities Act of 1934, as amended (the “Act”) and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Act at the time such information is furnished; and

(b) obtained at or prior to the first annual meeting of stockholders held subsequent to the first registration of Common Stock under Section 12 of the Act.

In the case of approval by written consent, it must be obtained by the unanimous written consent of all stockholders of the Company.

22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and war rant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

ANNUAL MEETING OF STOCKHOLDERS OF

QUIDEL CORPORATION

May 15, 2012

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement, 10-K Wrap is/are available at www.proxyvote.com.

QUIDEL CORPORATION

Annual Meeting of Stockholders to be held on May 15, 2012

This proxy is solicited by the Board of Directors

The undersigned, a Stockholder of QUIDEL CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Annual Report to Stockholders and the accompanying Proxy Statement for the Annual Meeting to be held on Tuesday, May 15, 2012, at 8:30 a.m., local time, at the La Costa Resort and Spa, 2100 Costa Del Mar Road, Carlsbad, California, 92009, and, revoking any proxy previously given, hereby appoints Douglas C. Bryant and Randall J. Steward, and each of them individually, proxies and attorneys-in-fact, each with full power of substitution and revocation, and each with all power that the undersigned would possess if personally present, to vote QUIDEL CORPORATION Common Stock held by the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

QUIDEL CORPORATION 10165 MCKELLAR COURT SAN DIEGO, CA 92121

  VOTE BY INTERNET—www.proxyvote.com

  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

  Electronic Delivery of Future PROXY MATERIALS

  If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

  VOTE BY PHONE—1-800-690-6903

  Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QUIDEL CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote “FOR” the following:

1.	Election of Directors	☐	☐	☐

Nominees
	01) Thomas D. Brown	05) Mary Lake Polan
	02) Douglas C. Bryant	06) Mark A. Pulido
	03) Kenneth F. Buechler	07) Jack W. Schuler
04) Rod F. Dammeyer

The Board of Directors recommends that you vote “FOR” proposals 2, 3, 4 and 5.						For	Against	Abstain
2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012;					☐	☐	☐
3.	To approve the compensation of the Company’s named executive officers;					☐	☐	☐
4.	To approve the amendment and restatement of the Company’s 2010 Equity Incentive Plan;					☐	☐	☐
5.	To approve the amendment and restatement of the Company’s 1983 Employee Stock Purchase Plan;					☐	☐	☐

NOTE: To transact such other business as may properly be presented at the Annual Meeting or any adjournments or postponements thereof. Unless otherwise specified, this proxy will be voted FOR the election of each nominee for director listed on this proxy card in proposal 1; FOR proposals 2, 3, 4 and 5; and in the discretion of the proxy holders on all other business that comes before the meeting.

For address changes/comments, mark here. ☐ (see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)		Date